                                Tuesday Morning

                       GIFTS. 50% TO 80% OFF EVERYTHING.

                    Presentation To the Board of Directors

                                   SBC Warburg Dillon Read

                                        September 12, 1997

                                                                                    Tuesday Morning Corporation
================================================================================================================
Table of Contents

                                                                                                Tab
                                                                                                ---
     Review of Proposed Transaction............................................................. A

          Overview of Sale Process....................................................... A-1

          Summary Analysis of Offer...................................................... A-2

          Financing Structure and Analysis of Feasibility of Proposal.................... A-3

     Review of Tuesday Morning.................................................................. B

          Historical Financial Performance............................................... B-1

          Historical Trading Analysis.................................................... B-2

          Projected Business Plan and Strategy........................................... B-3

     Preliminary Valuation...................................................................... C

     Exhibits
     --------

          Comparable Company Trading Analysis................................................... 1

          Discounted Cash Flow Analysis......................................................... 2

          LBO Analysis.......................................................................... 3

          Recapitalization Analysis............................................................. 4

          Comparable Industry Acquisitions...................................................... 5

          Calculation of Estimated Weighted Average Cost of Capital............................. 6

                                                     Tuesday Morning Corporation
================================================================================



                                          Presentation to the Board of Directors

                                   Review of Proposed Transaction............. A

                                       Overview of Sale Process..............A-1

                                             Tuesday Morning Corporation / A-1-1
================================================================================

Overview of Sale Process

    . In November of 1996 Tuesday Morning retained SBC Warburg Dillon Read Inc.
      ("SBCWDR") and Hatchett Capital Group ("Hatchett") as financial advisors to review strategic and financial alternatives for the Company.

    . The review of strategic and financial alternatives was motivated by Lloyd
      Ross', Chairman and CEO, and Jerry Smith's, President and COO, desire to retire and liquefy their shareholdings.

    . Beginning in March 1997, SBCWDR contacted a total of 26 potential partners and/or acquirors including 19 corporate buyers and 7 financial buyers.

       - Potential corporate buyers included close-out retailers, other discount retailers, department store retailers and other specialty retailers.

    . The Company distributed information memoranda to 10 potential acquirors (5 corporate buyers and 5 financial buyers) who expressed initial interest in exploring a possible purchase of Tuesday Morning.

                         [ART] SBC Warburg Dillon Read

                                         Tuesday Morning Corporation / A - 1 - 2
================================================================================

Overview of Sale Process

     . After discussions with this group of potential acquirers, only one party, Madison Dearborn Partners, Inc., ("Madison Dearborn") demonstrated ongoing interest in acquiring the Company.

     . In June 1997, the Company provided selected additional financial information to Madison Dearborn to assist them in developing a financial analysis of Tuesday Morning.

     . On July 15 and July 16, 1997, representatives of Madison Dearborn visited the Company to meet with management and tour the facilities.

                         [ART] SBC Warburg Dillon Read

                                         Tuesday Morning Corporation / A - 1 - 3
================================================================================

     . On July 18, 1997, Madison Dearborn made a preliminary proposal to acquire the Company for $23.00 per share.

     . Pursuant to further negotiations Madison Dearborn increased its offer to $24.00 per share on July 23, 1997.

     . Pursuant to further negotiations, Madison Dearborn increased its offer to $25.00 per share on August 1, 1997 and indicated it was its final and best offer.

     . On August 14, 1997, Tuesday Morning publicly announced a preliminary agreement with Madison Dearborn.

       - Since the announcement, neither the Company nor any of its advisors have been contacted by any other party expressing an interest in acquiring the Company.

                         [ART] SBC Warburg Dillon Read

                                             Tuesday Morning Corporation / A-1-4
================================================================================

Overview of Madison Dearborn

     . Madison Dearborn Partners, Inc. is one of the largest management buyout and special equity investment firms in the United States. Founded in 1993, Madison Dearborn has raised approximately $1.5 billion in two investment funds. Previously, from 1980 to 1992, the principals of Madison Dearborn managed the $2 billion buyout fund of First Chicago Corporation.

     . Madison Dearborn's funds have come from a variety of investors including endowments, public and private pension funds, and financial institutions.

     . Since 1980, Madison Dearborn's principals have invested over $1 billion in more than 100 middle market transactions. Representative past and current consumer and retail oriented portfolio companies include:

       - Beverages & More, Inc.               - Intercontinental Art, Inc.

       - Consolidated Stores Corporation      - Sterling Merchandise Company

       - Cornerstone Investment Group, Inc.   - The Sports Authority, Inc.


                         [ART] SBC Warburg Dillon Read

                                                     Tuesday Morning Corporation
================================================================================

                                          Presentation to the Board of Directors

                                  Review of Proposed Transaction...............A

                                      Overview of Sale Process.............A - 1

                                      Summary Analysis of Offer............A - 2

                                          Tuesday Morning Corporation / A - 2- 1
================================================================================

SUMMARY

     ---------------------------------------------------------------------------
     Acquiring Entity:                          Newco (a corporation owned by
                                                Madison Dearborn Partners, Inc.)

     Price per Common Share:                    $25.00

     Percent of Shares to be Acquired:          100%

     Consideration:                             Cash

     Offer for Equity/1/:                       $324.6 million
     ---------------------------------------------------------------------------
     Note 1: Net of proceeds from exercise of options.

                            SBC Warburg Dillon Read

                                         Tuesday Morning Corporation / A - 2 - 2
================================================================================
Acquisition Multiples

     [_] Based on a purchase price of $25.00 per share, Madison Dearborn would pay the following acquisition multiples.

================================================================
Valuation
(in millions, except per share data)
Offer price per share                                   $25.00

Common shares outstanding                               11.926

Options/1/                                               1.056
                                                       -------
Total shares outstanding                                12.983

   Offer for Equity:                                    $324.6

Plus: Debt assumed/2/                                      4.0
Less: Cash/2/                                             (3.4)
                                                       -------
Offer for Net Assets:                                   $325.2

----------------------------------------------------------------

Note 1: Modified treasury stock method. Average option exercise price of $3.97 per share.
Note 2: Company projections as of 9/5/97.

================================================================================
Implied Acquisition Multiples
(in millions, except per share data)

                                        LTM 6/30/97             FY1997E/3/
                                        -----------             ----------
Net Sales                                 $281.6                  $320.9
EBITDA/1/                                   30.3                    39.7
EBIT/2/                                     25.3                    35.7

Earnings per Share                         $1.13                   $1.34
Book Value                                  78.3                    95.9

Net Asset Value to:
Net Sales                                    1.2x                    1.0x
EBITDA/1/                                   10.7                     8.2
EBIT/2/                                     12.9                     9.1

Equity Value to:
Earnings per Share                          22.3x                   18.7x
Book Value                                   4.1                     3.4

Acquisition premium over unaffected
  stock price of $20.375 on 8/13/97                                 22.7%
--------------------------------------------------------------------------------

Note 1: EBITDA equals earnings before interest, taxes, depreciation and amortization.
Note 2: EBIT equals earnings before interest and taxes.
Note 3: Company projections as of 9/5/97.



                            SBC Warburg Dillon Read

                                                     Tuesday Morning Corporation
================================================================================

                       Presentation to the Board of Directors

                            Review of Proposed Transaction.................... A

                                  Overview of Sale Process................ A-1

                                  Summary Analysis of Offer............... A-2

                                  Financing Structure and Analysis of .... A-3
                                  Feasibility of Proposal

                                         Tuesday Morning Corporation / A - 3 - 1


================================================================================
FINANCING STRUCTURE

   The proposed financing structure to be used in the buyout is outlined below.

================================================================================
Source of Funds
(In millions)
                                                    Interest
                                      Amount        Rate %          % of Total
                                      ------        --------        ----------
New Revolver Borrowings               $ 13.5          8.25%             4.0%
Senior Unsecured Debt A                 46.0          8.25             13.5%
Senior Unsecured Debt B                 60.0          9.00             17.6
Subordinated Debt                      100.0         10.75             29.4
Sponsor Equity                         115.0           --              33.8
Due from Officer/1/                      2.7           --               0.8
Excess Cash On Hand                      3.4           --               0.0
                                      ------                        ----------
    Total Sources                     $340.6                          100.0%
--------------------------------------------------------------------------------

Note 1: Unsecured loan due from officer.

=================================================

Uses of Funds
(In millions)

Purchase of Equity                      $324.6
Debt Refinanced                            0.0
Fees and Expenses                         16.0
                                        ------
    Total Uses                          $340.6
                                        ======

Warrants                                   0.0%
Management Carry                          10.0%
-------------------------------------------------

                            SBC Warburg Dillon Read

                                         Tuesday Morning Corporation / A - 3 - 2
================================================================================

FEASIBILITY ANALYSIS


   Pro forma credit statistics under this financing structure follow.

       -------------------------------------------------------------------------
       Credit Statistics/1,2/
                                           Pro Forma         Projections
                                           ---------   -----------------------
                                              1997     1998     1999     2000
                                           ---------   -----    -----    -----
       EBIT / Total Interest/3/                1.5x     1.8x     2.2x     2.6x
       EBITDA / Total Interest                 1.7      2.0      2.4      2.8
       EBITDA-CapEx / Total Interest           1.5      1.8      2.2      2.5

       Senior Debt / EBITDA                    3.3x     2.7x     2.1x     1.7x
       Total Debt / EBITDA                     5.9      4.9      4.0      3.3
       Total Debt / Total Capitalization      67.1%    65.5%    62.5%    58.3%
       Total Equity / Total Capitalization    32.9%    34.5%    37.5%    41.7%
       -------------------------------------------------------------------------

       Note 1:  Company projections as of 9/5/97.
       Note 2:  Calculated using estimated annual average revolver balances.
       Note 3:  EBIT expressed before goodwill amortization.


                        [LOGO of SBC Warburg Dillon Read]

                                         Tuesday Morning Corporation / A - 3 - 3
--------------------------------------------------------------------------------


Equity Return Analysis

Assuming the successful execution of Tuesday Morning's business plan, equity investors in the Company sponsored by Madison Dearborn can expect returns of approximately 30% in 5 years.

            ------------------------------------------------------
            Equity Return Analysis/1/
            (in millions)
                                     Multiple of FY2002E EBITDA
                                 ----------------------------------
                                     7.0x          8.0x         9.0x
                                 -----------   -----------   -----------
                                    $77.4         $77.4        $77.4
FY 2002E EBITDA

Total Enterprise Value              541.5         618.8        696.2

Less: Net Debt                     (139.5)       (139.5)      (139.5)
                                 -----------   -----------   -----------
  Net Value to Equity Investors    $402.0        $479.3       $556.7

Equity Rate of Return in 2002        25.8%         30.3%        34.2%
------------------------------------------------------------------------
Note 1: Company projections as of 9/5/97.


[LOGO] SBC Warburg Dillon Read

                                                     Tuesday Morning Corporation
================================================================================
                                          Presentation to the Board of Directors

                       Review of Proposed Transactions........................ A

                            Overview of Sale Process....................A - 1

                            Summary of Terms and Conditions of Offer....A - 2

                            Financing Structure and Analysis of.........A - 3
                            Feasibility of Proposal

                       Review of Tuesday Morning.............................. B

                            Historical Financial Performance............B - 1

                                               Tuesday Morning Corporation/B-1-1
================================================================================

Overview of Historical Financial Performance


        . Tuesday Morning has grown dramatically over the past five years nearly doubling the total number of retail stores.

          ----------------------------------------------------------------------
          Stores Operated at Year End

            350 --                    CAGR: 10.5%
                                                                       315
            300 --                                           286
                                                   260
            250 --                       246
                               235
            200 --   191

            150 --

            100 --

             50 --

              0 --
                     1992      1993      1994      1995      1996      1997E/1/

          ----------------------------------------------------------------------
          Note 1: Company projections as of 9/5/97.

--------------------------------------------------------------------------------
  Net New Stores     41         44        11        14        26         29
        % Change   27.3%      23.0%      4.7%      5.7%     10.0%      10.1%
--------------------------------------------------------------------------------


                        [LOGO] SBC Warburg Dillon Read

                                               Tuesday Morning Corporation/B-1-2
================================================================================

Overview of Historical Financial Performance

      . Since 1993, comparable-store sales growth has improved significantly.

        -----------------------------------------------------------------------
        Comparable-Store Sales Growth/1/

                                 Average: 6.0%

        20.0% --
                                                           19.0%

        15.0% --
                                                    14.0%

        10.0% --
                         8.2%
                                              6.4%
         5.0% --
                                       4.2%

         0.0% --       |      |      |      |      |      |      |

                               (3.0%)
        -5.0% --
                         1992   1993   1994   1995   1996   1H97




--------------------------------------------------------------------------------
Note 1: Company reports.

                         [LOGO]SBC Warburg Dillon Read

                                               Tuesday Morning Corporation/B-1-3
================================================================================

Overview of Historical Financial Performance


        [_] As a result of these factors net sales has grown from $160.0 million in 1992 to $320.9 million projected for 1997.

         -----------------------------------------------------------------------
          Total Sales
          (In millions)

         $350.0 --                    CAGR: (1992-1997): 14.9%
                                                                      $320.9
         $300.0 --
                                                            $256.8
         $250.0 --                                $210.3
                                        $190.1
         $200.0 --            $175.8

         $150.0 --   $160

         $100.0 --

          $50.0 --

           $0.0 --
                     1992      1993      1994      1995      1996      1997E/1/

         ----------------------------------------------------------------------
         Note 1: Company projections as of 9/5/97.

--------------------------------------------------------------------------------
  % Growth           29.8%      9.8%      8.1%      10.6%     22.1%      23.1%
--------------------------------------------------------------------------------


                            SBC Warburg Dillon Read

                                         Tuesday Morning Corporation / B - 1 - 4
================================================================================

OVERVIEW OF HISTORICAL FINANCIAL PERFORMANCE

  [_] Profitability has recovered significantly since 1993, 1997 is expected to be the third year in a row of record financial performance.

              (DESCRIPTION OF GROSS PROFIT AND MARGIN BAR CHART)
              ---------------------------------------------------
              Gross Profit and Margin/1/
              (dollars in millions)

                                  CAGR: 15.5%

              1992.......................................  $ 55.5
              1993.......................................  $ 52.6
              1994.......................................  $ 63.2
              1995.......................................  $ 72.8
              1996.......................................  $ 91.6
              1997E/2/...................................  $114.0
              ---------------------------------------------------

              Note 1: Adjusted for UNICAP cost allocation method.
              Note 2: Company projections as of 9/5/97.

              Scales: $ - to $120
                      28.0% to 36.0%


                  (DESCRIPTION OF EBIT AND MARGIN BAR CHART)
              ---------------------------------------------------
              EBIT and Margin
              (dollars in millions)

                                  CAGR: 27.6%

              1992........................................  $10.2
              1993........................................  $(1.2)
              1994........................................  $ 6.3
              1995........................................  $10.4
              1996........................................  $21.0
              1997E.......................................  $35.7
              ---------------------------------------------------

              Note 1: Company projections as of 9/5/97.

              Scales: $(5.0) - to $35.0
                      -2.0% to 12.0%

                       (LOGO OF SBC WARBURG DILLON READ)

                                               Tuesday Morning Corporation/B-1-5
================================================================================

Overview of Historical Financial Performance

 . Margins and profitability were negatively impacted in 1993 primarily by aggressive expansion, poor buying decisions and ineffective inventory management.

  -- Difficulties were heightened due to Lloyd Ross' decision to reduce his involvement in the business starting in 1992.

 . As a result of the difficulties, Lloyd Ross reassumed more active involvement in the Company in 1994, Jerry Smith became President and many initiatives were begun to address the Company's weaknesses.

  -- Buying practices were changed and certain other senior management changes were effected.

  -- Projects to automate and reengineer warehouse processing and to upgrade point-of-sale information systems were begun.

  -- Electronic article surveillance equipment installations were initiated.

  -- Real estate and store operations management moderated the rate of store growth from 44 in 1993 to 11 in 1994.

  -- Buying staff was increased markedly to broaden the product mix and maintain the limited quantities of merchandise required for successful events.

                            SBC Warburg Dillon Read

                                         Tuesday Morning Corporation / B - 1 - 6
================================================================================
Overview of Historical Financial Performance

     . Since 1993, the Company's financial performance has improved considerably, resulting from:

       -- Better, more accurate pricing and fewer markdowns due to point-of-sale information systems.

       -- More attractive product mix driven by a more focused and experienced staff of 22 buyers.

       -- Substantial operating leverage in warehouse processing and distribution.

       -- Comparable-store sales growth of 14% in 1996, and 19% year-to-date
          1997, in part, through execution of the "wave" concept of shipping new merchandise to stores.

       -- Ongoing opportunities to locate new stores in attractive market areas.





                         [LOGO]SBC Warburg Dillon Read

                                                                                         Tuesday Morning Corporation / B-1-7
============================================================================================================================

Comparable Company Financial Analysis

     . Compared to the Company's peers, Tuesday Morning's historical financial performance is generally in line with the industry averages.

       - However, as a result of the Company's turnaround, earnings growth is substantially above the industry.

============================================================================================================================
Operating Statistics - Close-Out Retail Companies
(dollars in millions)

                                                   3 Year CAGR       Gross Margin        EDITDA Margin      Operating Margin
                                               ------------------- -----------------    ---------------     ----------------
                                      LTM               Operating           3 Year              3 Year               3 Year
                                     Sales     Sales     Income    LTM      Average     LTM     Average     LTM      Average
                                     ------    -----    ---------  -----    -------     ----    -------     ----     -------
TJX Companies                        $6,777    48.0%     55.2%     22.8%     21.9%      8.3%      7.2%      6.4%       5.2%

Consolidated Stores                   2,920    49.5      39.2      41.4      42.2       8.0      10.2       6.1        8.1

Ross Stores                           1,762    15.7      57.1      29.6      28.0      10.2       7.7       8.5        5.8

MacFrugal's Bargains - CloseOuts        797     6.4      (0.7)     43.0      44.0      11.3      10.6       9.1        8.2

Mazel Stores                            181    53.6      55.6      33.5      29.5       7.9       8.1       7.5        7.5

---------------------------------------------------------------------------------------------------------------------------
Median                               $1,762    48.0%     55.2%     33.5%     29.5%      8.3%      8.1%      7.5%       7.5%
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
Tuesday Morning                      $  282    16.2%     90.4%     35.8%     34.5%     10.5%      7.2%      8.4%       5.2%
Rank                                    5/6     4/6       1/6       3/6       3/6       2/6       5/6       3/6        5/6
---------------------------------------------------------------------------------------------------------------------------

                                      Earnings Estimates/1/
                                      ---------------------
                                       Growth     5-Year
                                      1998/1997   Growth
                                      ---------   -------

TJX Companies                           25.5%     15.8%

Consolidated Stores                     20.6      20.1

Ross Stores                             15.9      14.8

MacFrugal's Bargains - CloseOuts        16.3      14.0

Mazel Stores                            20.3      22.5

---------------------------------------------------------------------------------------------------------------------------
Median                                  20.3%     15.8%
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
Tuesday Morning                         17.9%     20.0%
Rank                                     4/6       3/6
---------------------------------------------------------------------------------------------------------------------------

Note:   See Exhibit 1 for additional detail.
Note 1: Source: I/B/E/S estimates.

                         [ART] SBC Warburg Dillon Read

                                                     Tuesday Morning Corporation
================================================================================

                                          PRESENTATION TO THE BOARD OF DIRECTORS


                              Review of Proposed Transaction................   A

                                Overview of Sale Process.............  A - 1

                                Summary Analysis of Offer............  A - 2

                                Financing Structure and Analysis of
                                Feasibility of Proposal..............  A - 3

                              Review of Tuesday Morning.....................   B

                                Historical Financial Performance.....  B - 1

                                Historical Trading Analysis..........  B - 2


                                               Tuesday Morning Corporation/B-2-1
================================================================================

Overview of Tuesday Morning's trading statistics

     . The Company completed its IPO in March 1986 at $4.44 per share
       (split-adjusted).

     . Tuesday Morning's stock price reached a low of $2.08 on April 8, 1988, and a subsequent high of $22.50 on July 22, 1997.

     . The Company's 30-day average closing stock price prior to the acquisition announcement on August 14, 1997 is $20.80. Its 90-day average prior to announcement is $19.91.

       --An offer of $25.00 per share represents a 20.2% premium to the Company's 30-day average, and a 25.6% premium to the 90-day average.


  ==============================================================================
  Stock Price Performance, IPO to Present
  25


  20


  15


  10


   5


   0 |        |        |        |         |        |        |       |       |
  3/28/86  8/28/87  1/27/89  6/29/90  11/29/91  4/30/93  9/30/94  3/1/96  8/1/97

  ------------------------------------------------------------------------------

                        [LOGO] SBC Warburg Dillon Read


                                                                                             Tuesday Morning Corporation / B - 2 - 2
====================================================================================================================================
COMPARABLE COMPANY TRADING ANALYSIS

[_] Based on the Company's pre-announcement stock price, the Company's valuation was generally at or below its peers.

    ================================================================================================================================
    Trading Analysis - Close Out Retail Companies
    (dollars in millions, except per share data and multiples analysis)         Equity Value to:             Enterprise Value to:
                                                                     ------------------------------------  -------------------------
                                                Stock        Equity   LTM     CY1997E    CY1998E   Latest  LTM     LTM        LTM
                                                Price        Value    EPS     EPS/2/     EPS/2/    BV      Sales   EBITDA     EBIT
                                                ------      ------   -----    -------    -------   ------  -----   ------    -----
TJX Companies                                   $29.19      $4,655     6.2x    13.3x     10.6x     4.0x     0.7x     8.4x    10.8x
Consolidated Stores                              40.00       3,370    34.6     25.5      21.1      4.9      1.3     16.0     21.0
Ross Stores                                      31.88       1,584    18.0     20.7      17.8      4.5      0.9      8.7     10.3
MacFrugal's Bargains - Close Outs                29.75         745    18.4     19.6      16.8      2.8      0.9      8.3     10.4
Mazel Stores                                     23.00         211    26.7     26.0      21.6      3.2      1.2     14.9     15.8
------------------------------------------------------------------------------------------------------------------------------------
Median                                                      $1,584    18.4x    20.7x     17.8x     4.0x     0.9x     8.7x    10.8x
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Tuesday Morning (at sign) 8/13/97 Close         $20.38/1/     $243    18.0x    15.2x     12.9x     3.1x     1.0x     9.8x    11.9x
Rank                                                           5/6     4/6      6/6       5/6      5/6      3/6      3/6      3/6
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

Note 1: Pre-announcement stock price.
Note 2: Source: I/B/E/S.

[_] See Exhibit 1 for additional detail.

                                                  [LOGO] SBC Warburg Dillon Read

                                                     Tuesday Morning Corporation
================================================================================

                                          PRESENTATION TO THE BOARD OF DIRECTORS

                             REVIEW OF PROPOSED TRANSACTION................... A

                                  OVERVIEW OF SALE PROCESS...............A - 1

                                  SUMMARY ANALYSIS OF OFFER..............A - 2

                                  FINANCING STRUCTURE AND ANALYSIS OF....A - 3
                                  FEASIBILITY OF PROPOSAL

                             REVIEW OF TUESDAY MORNING........................ B

                                  HISTORICAL FINANCIAL PERFORMANCE.......B - 1

                                  HISTORICAL TRADING ANALYSIS............B - 2

                                  PROJECTED BUSINESS PLAN AND STRATEGY...B - 3

                                         Tuesday Morning Corporation / B - 3 - 1
================================================================================

OVERVIEW OF FINANCIAL PROJECTIONS

     [_] SBCWDR has reviewed Tuesday Morning's financial projections and their underlying assumptions, including:

         - Review of Company projections as of September 9, 1997 prepared by Tuesday Morning management.

         - Discussions with Lloyd Ross, Chairman & CEO, Jerry Smith, President & COO, and Mark Jarvis, CFO, regarding major assumptions.

     [_] Management has indicated that there will be no major changes in the Company's business plan and strategy if Madison Dearborn acquires Tuesday Morning.

     [_] The following pages summarize certain aspects of the plan.


                        [LOGO] SBC Warburg Dillon Read

                                         Tuesday Morning Corporation / B - 3 - 2
================================================================================
Overview of Financial Projections

    . Major assumptions underlying the business plan include:

      -- New store openings at a 10% growth rate through 1999, and 35 stores per year over the balance of the projection period

      -- Comparable-store sales growth as follows:

          ==========================================================
          Comparable - Store Sales Growth /1/

                                1998      1999      2000     Forward
                               ------    ------    ------    -------
          Pre-1997 Stores        5.0%      5.0%     3.0%       3.0%

          1997 Stores             -       12.0%     8.0%       3.0%

                               Year 2    Year 3    Year 4    Forward
                               ------    ------    ------    -------
          Pre-1997 Stores       20.0%     10.0%     5.0%       3.0%
          -----------------------------------------------------------

          Note 1: Company projections as of 9/5/97.

      -- Gross margins (pre-UNICAP) at 43.5% consistent with recent historical experience.

      -- EBITDA margin improvements from 12.4% in 1997E to 14.8% in 2002 (vs.
         1996 actual of 10.1%).

    . These assumptions exceed the Company projections presented by management at the Company's Annual Shareholders Meeting in May 1997.


                         [LOGO]SBC Warburg Dillon Read

                                                       Tuesday Morning Corporation/B-3-3
========================================================================================

Overview of Financial Projections

     . SBCWDR compared Tuesday Morning's historical growth and profitability to that presented in the current business plan.

                  ======================================================================
                  Selected Comparisons

                                                       Historical               Projected
                                                       1994-1997E     1997E     1996-2002
                                                       ----------     -----     ---------
                  Annual Average Net                        20          29           34
                  New Store Openings
                  CAGR in New Store Openings               8.6%       10.1%         9.1%
                  Average Comparable - Store
                   Sales Growth                           10.7%       18.7%        10.5%
                  Average Sales Growth                    15.9%       25.0%        10.2%
                  Average Gross Margin                    42.6%       43.6%        43.6%
                  Average EBITDA Margin                    8.7%       12.4%        13.9%
                  Average EBIT Margin/1/                   7.0%       11.1%        12.9%
                  ----------------------------------------------------------------------
                  Sources: Company reports; Company projections as of 9/5/97.
                  Note 1:  Before goodwill amortization in projection period.

     . The projections for the Company are similar in terms of planned growth and gross margin, but substantially more aggressive in EBITDA and EBIT margins.

       - Margin projected to increase from 12.4% in 1997 to 14.8% in 2002.

       - Prior to 1997E, the Company's highest EBITDA margin ever achieved was 12.3% in 1986 (which declined to 10.5% in 1987 and 8.8% in 1988).

                         [ART] SBC Warburg Dillon Read

                                                                        Tuesday Morning Corporation
==================================================================================================

Presentation to the Board of Directors
     Review of Proposed Transaction............................................................. A

          Overview of Sale Process....................................................... A-1

          Summary Analysis of Offer...................................................... A-2

          Financing Structure and Analysis of Feasibility of Proposal.................... A-3

     Review of Tuesday Morning.................................................................. B

          Historical Financial Performance............................................... B-1

          Historical Trading Analysis.................................................... B-2

          Projected Business Plan and Strategy........................................... B-3

     Preliminary Valuation...................................................................... C

                                                                   Tuesday Morning Corporation / C - 1
======================================================================================================

Discounted Cash Flow Analysis

     . A discounted cash flow analysis of the Company's business plan as outlined in Section B-3 results in the following values.

            ============================================================================
            Equity Valuation Per Share/1/

            (in millions, except per share data)
                                                                Discount Rates
                                                      ----------------------------------
                                                        17%           18%           19%
                                                      ------        ------        ------
                          2002 EBITDA      7.0x       $25.51        $24.55        $23.64
                             Multiple      8.0         28.22         27.15         26.13
                                           9.0         30.93         29.74         28.62
            ----------------------------------------------------------------------------
            Note 1: 12.9 million shares.

 . See Exhibit 2 for additional detail

                           [ART] Warburg Dillon Read

                                                                   Tuesday Morning Corporation / C - 2
======================================================================================================

Discounted Cash Flow Analysis

     . A discounted cash flow analysis that incorporates EBITDA margins at the 1997E level over the projection period.

       - The Company has not achieved the 12%+ EBITDA margins projected in the current plan since 1986.

            ============================================================================
            Equity Valuation Per Share/1/

            (in millions, except per share data)
                                                                Discount Rates
                                                      ----------------------------------
                                                        17%           18%           19%
                                                      ------        ------        ------
                          2002 EBITDA      7.0x       $21.36        $20.56        $19.80
                             Multiple      8.0         23.63         22.73         21.88
                                           9.0         25.89         24.90         23.96
            ----------------------------------------------------------------------------
            Note 1: 12.9 million shares.

 . See Exhibit 2 for additional detail.

                           [ART] Warburg Dillon Read

                                             Tuesday Morning Corporation / C - 3
--------------------------------------------------------------------------------

Discounted Cash Flow Analysis


     A discounted cash flow analysis that incorporates EBITDA margins that duplicate 1987 - 1991 levels over the projection period.

          ----------------------------------------------------------

          Equity Valuation Per Share/1/

          (in millions, except per share data)
                                                Discount Rates
                                          --------------------------
                                           17%       18%       19%
                                          ------    ------    ------
              2002 EBITDA |    7.0x     | $14.01    $13.48    $12.98
                 Multiple |    8.0      |  15.55     14.96     14.39
                          |    9.0      |  17.09     16.43     15.81

          ----------------------------------------------------------

          Note 1:  12.9 million shares.


     See Exhibit 2 for additional detail.




                        [LOGO] SBC Warburg Dillon Read

                                               Tuesday Morning Corporation / C-4
================================================================================
Leveraged Buyout Analysis

     . A leveraged buyout of the Company at purchase prices greater than $25.00 per share yields increasingly weaker credit statistics and lower equity returns.


============================================================================================
       LBO Purchase Price Analysis/1/
                                                              Price Per Common Share/2/
                                                          ---------------------------------
                                                          $25.00   $26.00   $27.00   $28.00
       -------------------------------------------------  ------   ------   ------   ------
       1997E EBITDA/Interest                                 1.7x     1.7x     1.6x     1.6x
       1997E EBIT/Interest                                   1.5      1.5      1.5      1.4
       Total Debt/Capitalization                            67.1%    66.5%    65.9%    65.4%
       Total Debt/EBITDA                                     5.9x     6.1x     6.2x     6.4x
       IRR Assuming of 8.0x Exit Multiple of 2002 EBITDA    30.3%    28.3%    26.5%    24.7%
       -------------------------------------------------------------------------------------

       Note 1: Company projections as of 9/5/97.
       Note 2: Assumes increase in purchase price is funded 50% with equity and 50% with debt.



     . See Exhibit 3 for additional detail.


                        [LOGO] SBC Warburg Dillon Read

                                             Tuesday Morning Corporation / C - 5
================================================================================

Recapitalization Analysis


[_] An analysis of a leveraged recapitalization of the Company by paying a one-time cash dividend financed with debt results in lower values.

          ----------------------------------------------------------------------------------

          Recapitalization Valuation Analysis

          (in millions, except per share data)

                                                         Cash Dividend per Share
                                              -----------------------------------------------
                                              $ 12.00   $ 13.00   $ 14.00   $ 15.00   $ 16.00
                                              -------   -------   -------   -------   -------
          Total Cash Dividend                 $155.8    $168.8    $181.8    $194.7    $207.7
          1997E Pro Forma EPS                   $0.83     $0.77     $0.71     $0.64     $0.58
          Assumed P/E Multiple/1/               15.2x     15.2x     15.2x     15.2x     15.2x
                                              -------    ------    ------    ------    ------
          Implied Stock Value                  $12.61    $11.67    $10.74     $9.80     $8.87
                                              -------    ------    ------    ------    ------
             Total Value per Share             $24.61    $24.67    $24.74    $24.80    $24.87

          1997E EBIT / Interest Expense          3.6x      3.3x      3.1x      2.9x      2.7x
          1997E EBITDA / Interest Expense        4.0       3.8       3.5       3.4       3.2
          1997E Total Debt / EBITDA              4.0       4.3       4.7       5.0       5.3
          ----------------------------------------------------------------------------------

          Note 1: Multiple of 1997E earnings prior to announcement of $25.00 offer.

          Note 2:  See Exhibit 4 for additional detail.

[_] Other negative qualitative factors may cause the Company's stock to trade at P/E levels below that indicated above, including:

     -- The resulting smaller market capitalization and float of stock

     -- Significant financial leverage added to inherent operating leverage of business due to seasonality


                        [LOGO] SBC Warburg Dillon Read

                                                                            Tuesday Morning Corporation / C - 6
===============================================================================================================

ANALYSIS OF COMPARABLE ACQUISITONS

     [_] Reviewing a selection of acquisitions of retailers, by both corporate and financial buyers, the Tuesday Morning offer price exceeds that of other recent acquisitions.

                ===============================================================================================
                Comparable Acquisition Analysis - Retail Companies

                                               Offer for Assets to LTM:               Offer for Equity to:/1/
                                               -------------------------            ---------------------------
                                               Sales     EBIT     EBITDA            LTM Net Inc      Book Value
                                               -----     ----     ------            -----------      ----------
Average                                        0.5x       12.5x     8.1x               21.5x            2.9x
Median                                         0.5        11.8      8.3                20.8             2.0
High                                           1.3        19.1     13.3                39.2             6.9
Low                                            0.2         6.2      4.1                10.0             1.5
# In Calculation                              11          11        9                   9               9

--------------------------------------------------------------------------------------------------------------
Tuesday Morning (at sign) $25.00               1.2x       12.9x    10.7x               22.3x            4.1x
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

[_] See Exhibit 5 for additional detail.


                        [LOGO] SBC Warburg Dillon Read

                                                 Tuesday Morning Corporation/C-7
================================================================================
Analysis of Accretion/(Dilution) at Various Purchase Prices

     . At $25.00 per share in cash and higher prices, an acquisition of the Company by a corporate acquiror would be dilutive.

       -- Does not reflect any synergies

       -- Assumes achievement of 1997 plan

===============================================================================
Accretion (Dilution) Analysis
                                         Purchase Price Range
(in millions)                    ------------------------------------
                                 $25.00    $25.50    $26.00    $26.50
------------------------------   ------    ------    ------    ------
1997E Pretax Income              $32.3     $32.3     $32.3     $32.3

Less: Interest Expenses on
      Acquisition Debt at 8.5%   (27.6)    (28.2)    (28.7)    (29.3)
                                 ------    ------    ------    ------
Adjusted Pretax Income             4.7       4.1       3.6       3.0

Less: Taxes                       (1.9)     (1.6)     (1.4)     (1.2)
                                 ------    ------    ------    ------
      Net Income                   2.8       2.5       2.2       1.8

Goodwill Amortization/1/          (5.9)     (6.1)     (6.2)     (6.4)
                                 ------    ------    ------    ------
    Pro Forma Net Income         ($3.1)    ($3.6)    ($4.0)    ($4.6)
---------------------------------------------------------------------
Note 1: Assumes goodwill amortized over 40 years.

 . However, no corporate buyer approached the Company with an offer.

                         [LOGO] SBC Warburg Dillon Read

================================================================================
                                                                        Exhibits

                                  Comparable Company Trading Analysis........  1
                                  Discounted Cash Flow Analysis..............  2
                                  LBO Analysis...............................  3
                                  Recapitalization Analysis..................  4
                                  Comparable Industry Acquisitions...........  5
                                  Calculation of Estimated Weighted Average
                                    Cost of Capital..........................  6


Preliminary & Confidential                                                                                   Dillon, Read & Co. Inc.
====================================================================================================================================
Analysis of Selected Deep Discount Retail Companies

                                                    ----------------------        --------------------------------------
                                                    ----------------------        --------------------------------------
                                                       Tuesday Morning                Average                  Median
----------------------------------------               ---------------                -------                  ------
CURRENT PRICE DATA

     Closing Price as of:  09/05/97                             $20.38(11)


     52 Week Range:       High                                  $24.17
                          Low                                     8.67

     Price as % of:       High                                   84.3%
                          Low                                   235.1%

     Indicated Dividend Yield                                     0.0%

     Ticker                                                       TUES
     Exchange                                                     NASD

     Fiscal Year End                                          December
     Latest Quarter                                               June
----------------------------------------            ----------------------        --------------------------------------
FORECASTED EARNINGS DATA

     Latest Twelve Months E.P.S.                                $1.13
     Forecast FY + 1 E.P.S.(a)                                  $1.34
     Forecast FY + 2 E.P.S.(a)                                  $1.58

     Forecast 1997 CY E.P.S.(a)                                 $1.34
     Forecast 1998 CY E.P.S.(a)                                  1.58

     % Change CY 1997E vs. 1998E                                17.9%
     Five Year Growth Rate(a)                                   20.0%
----------------------------------------            ----------------------        --------------------------------------

     Shares Outstanding (MM)                                     11.9

     Market Value of Common Equity                             $243.4
     Unlevered Market Value(b)                                  281.8
----------------------------------------            ----------------------        --------------------------------------
MARKET VALUE OF EQUITY TO:

     Latest Twelve Months E.P.S.                                 18.0 x                 20.8 x                  18.4 x
     Forecast FY 1997 E.P.S.                                     15.2                   20.9                    20.7
     Forecast FY 1998 E.P.S.                                     12.9                   17.4                    17.6

     Forecast CY 1997 E.P.S.                                     15.2 x                 21.0 x                  20.7 x
     Forecast CY 1998 E.P.S.                                     12.9                   17.6                    17.8

     Book Value                                                   3.1 x                  3.9 x                   4.0 x
----------------------------------------            ----------------------        --------------------------------------
UNLEVERED MARKET VALUE TO:
     LTM Revenue                                                  1.0 x                  1.0 x                   0.9 x
     LTM Operating Cash Flow (EBITDA)(d)                          9.5                   11.3                     8.7
     LTM Operating Income(EBIT)                                  11.4                   13.6                    10.8
     Latest Net Assets(f)                                         2.4                    3.6                     3.5
----------------------------------------            ----------------------        --------------------------------------
LATEST TWELVE MONTHS DATA
     Total Revenue                                             $281.6               $2,487.4                $1,761.7
     Operating Cash Flows(d)                                     29.7                  215.6                   179.2
     Operating Income                                            24.7                  169.7                   150.5
     Net Income(c)                                               14.2                   96.0                    90.7
----------------------------------------            ----------------------        --------------------------------------

                                                    ---------------------------------------------------------------------
                                                    ---------------------------------------------------------------------
                                                                               MacFrugal's Bargains
                                                    Consolidated Stores             Close-Outs             Mazel Stores
----------------------------------------            -------------------        --------------------        ------------
CURRENT PRICE DATA
     Closing Price as of:  09/05/97                              $40.00                      $29.75              $23.00


     52 Week Range:       High                                   $41.75                      $31.63              $29.25
                          Low                                    $22.96                       20.50               11.75

     Price as % of:       High                                    95.8%                       94.1%               78.6%
                          Low                                    174.2%                       145.1              195.7%


     Indicated Dividend Yield                                      0.0%                        0.0%                0.0%

     Ticker                                                         CNS                         MFI                MAZL
     Exchange                                                      NYSE                        NYSE                NASD

     Fiscal Year End                                            January                     January             January
     Latest Quarter                                                 May                         May               April
----------------------------------------            ---------------------------------------------------------------------
FORECASTED EARNINGS DATA

     Latest Twelve Months E.P.S.                                  $1.16                       $1.62               $0.86
     Forecast FY + 1 E.P.S.(a)                                    $1.59                       $1.52               $0.88
     Forecast FY + 2 E.P.S.(a)                                     1.92                        1.79                1.08

     Forecast 1997 CY E.P.S.(a)                                   $1.57                       $1.52               $0.88
     Forecast 1998 CY E.P.S.(a)                                    1.89                        1.77                1.06

     % Change CY 1997E vs. 1998E                                  20.6%                       16.3%               20.3%
     Five Year Growth Rate(a)                                     20.1%                       14.0%               22.5%
----------------------------------------            ---------------------------------------------------------------------

     Shares Outstanding(MM)                                        84.3 (10)                   25.0                 9.2

     Market Value of Common Equity                             $3,370.1                      $745.1              $210.9
     Unlevered Market Value(b)                                  3,751.4                       748.1               213.5
----------------------------------------            ---------------------------------------------------------------------
MARKET VALUE OF EQUITY TO:

     Latest Twelve Months E.P.S.                                   34.6 x                      18.4 x              26.7 x
     Forecast FY 1997 E.P.S.                                       25.2                        19.6                26.1
     Forecast FY 1998 E.P.S.                                       20.8                        16.6                21.3

     Forecast CY 1997 E.P.S.                                       25.5 x                      19.6 x              26.0 x
     Forecast CY 1998 E.P.S.                                       21.1                        16.8                21.6

     Book Value                                                     4.9 x                       2.8 x               3.2 x
----------------------------------------            ---------------------------------------------------------------------
UNLEVERED MARKET VALUE TO:
     LTM Revenue                                                    1.3 x                       0.9 x               1.2 x
     LTM Operating Cash Flow (EBITDA)(d)                           16.0                         8.3                14.9
     LTM Operating Income(EBIT)                                    21.0                        10.4                15.8
     Latest Net Assets(f)                                           3.5                         2.8                 3.1
----------------------------------------            ---------------------------------------------------------------------
LATEST TWELVE MONTHS DATA                                      $2,920.4                      $797.0              $180.6
     Total Revenue                                                234.2                        90.2                14.3
     Operating Cash Flows(d)                                      178.9                        72.1                13.6
     Operating Income                                             100.1                        41.8                 7.9
     Net Income(c)
----------------------------------------            ---------------------------------------------------------------------

                                                                -----------------------------------------------
                                                                -----------------------------------------------
                                                                Ross Stores                     TJX Companies
----------------------------------------                        -----------                     -------------
CURRENT PRICE DATA
     Closing Price as of:  09/05/97                                  $31.88                            $29.19


     52 Week Range:       High                                       $34.38                            $30.75
                          Low                                         16.81                             15.63

     Price as % of:       High                                        92.7%                             94.9%
                          Low                                        189.6%                            186.8%

     Indicated Dividend Yield                                          0.6%                              0.7%

     Ticker                                                            ROST                               TJX
     Exchange                                                          NASD                              NASD

     Fiscal Year End                                                January                           January
     Latest Quarter                                                     May                             April
----------------------------------------                        -----------------------------------------------
FORECASTED EARNINGS DATA

     Latest Twelve Months E.P.S.                                      $1.77                             $4.68
     Forecast FY + 1 E.P.S.(a)                                        $1.54                             $2.29
     Forecast FY + 2 E.P.S.(a)                                         1.81                              2.80

     Forecast 1997 CY E.P.S.(a)                                       $1.54                             $2.20
     Forecast 1998 CY E.P.S.(a)                                        1.79                              2.76

     % Change CY 1997E vs. 1998E                                      15.9%                             25.5%
     Five Year Growth Rate(a)                                         14.8%                             15.8%
----------------------------------------                        -----------------------------------------------

     Shares Outstanding(MM)                                            49.7                             159.5 (7)

     Market Value of Common Equity                                 $1,584.0                          $4,654.8
     Unlevered Market Value(b)                                      1,557.1                           4,680.8
----------------------------------------                        -----------------------------------------------
MARKET VALUE OF EQUITY TO:

     Latest Twelve Months E.P.S.                                       18.0 x                             6.2 x
     Forecast FY 1997 E.P.S.                                           20.7                              12.7
     Forecast FY 1998 E.P.S.                                           17.6                              10.4

     Forecast CY 1997 E.P.S.                                           20.7 x                            13.3 x
     Forecast CY 1998 E.P.S.                                           17.8                              10.6

     Book Value                                                         4.5 x                             4.0 x
----------------------------------------                        -----------------------------------------------
UNLEVERED MARKET VALUE TO:
     LTM Revenue                                                        0.9 x                             0.7 x
     LTM Operating Cash Flow (EBITDA)(d)                                8.7                               8.4
     LTM Operating Income(EBIT)                                        10.3                              10.8
     Latest Net Assets(f)                                               4.8                               3.9
----------------------------------------                        -----------------------------------------------
LATEST TWELVE MONTHS DATA
     Total Revenue                                                 $1,761.7                          $6,777.3
     Operating Cash Flows(d)                                          179.2                             559.8
     Operating Income                                                 150.5                             433.5
     Net Income(c)                                                     90.7                             239.3
----------------------------------------                        -----------------------------------------------

Preliminary & Confidential                                                                                  Dillon, Read & Co. Inc.
===================================================================================================================================
Analysis of Selected Deep Discount Retail Companies                                                                        09/08/97
                                                                                                                           06:54 PM

                                                     ---------------      ------------------      -------------------
                                                     ---------------      ------------------      -------------------

                                                     Tuesday Morning      Average     Median      Consolidated Stores
                                                     ---------------      -------     ------      -------------------
THREE YEAR GROWTH RATES
     Total Revenue                                             16.2%        34.6%      48.0%                    49.5%
     Operating Cash Flow (d)                                   63.3%        37.4%      44.2%                    38.4%
     Operating Income                                          90.4%        41.3%      55.2%                    39.2%
     Net Income (c)                                           108.4%        39.0%      40.0%                    40.0%

----------------------------------------             ---------------      -------     ------      -------------------
LTM MARGINS, RETURNS &
ASSET UTILIZATION
     Gross Margin                                              35.8%        34.0%      33.5%                    41.4%
                             3 Year Avg.                       34.5%        33.1%      29.5%                    42.2%

     Operating Cash Flow (d)                                   10.5%         9.1%       8.3%                     8.0%
                             3 Year Avg.                        7.2%         8.7%       8.1%                    10.2%

     Operating Income                                           8.8%         7.5%       7.5%                     6.1%
                             3 Year Avg.                        5.2%         7.0%       7.5%                     8.1%

     Net Income (c)                                             5.0%         4.3%       4.4%                     3.4%
                             3 Year Avg.                        2.7%         4.2%       4.3%                     4.7%

     Return on Average Equity                                  18.2%        17.8%      16.0%                    14.6%

     Operating Return on Net Assets                            21.1%        29.4%      27.2%                    16.8%

     Inventory Turnover                                         1.4 x        2.7 x      2.4 x                    1.8 x

----------------------------------------             ---------------      -------     ------      -------------------
LATEST BALANCE SHEET DATA
     Net Debt (e)                                            $ 38.4                                         $  381.3
     Shareholders' Equity                                      78.3                                            685.2
     Net Assets (f)                                           116.7                                          1,066.5

     Net Debt/Net Market Capitalization                        13.6%                                            10.2%
     Net Debt/Net Book Capitalization                          32.9%                                            35.8%
----------------------------------------             ---------------      -------     ------      -------------------
OPERATING DATA
     Comparable store sales growth                                                                               9.5%
        LQ                                                     23.0%                                             7.7%
        LFY                                                    14.0%                                            1798
     No. of stores LFY                                          286                                              9.0 (3)
     Selling sq. ft per store LFY (000s)                        7.8                                           $163.4
     Sales per sq. foot of selling space (mm) LFY            $122.3                                              0.5
     Inventory per store at FYTD (mm)                           0.4
----------------------------------------             ---------------      -------     ------      -------------------


                                                 ---------------------      ------------        -----------       -------------
                                                 ---------------------      ------------        -----------       -------------
                                                 Mac Frugal's Bargains
                                                       Close-Outs           Mazel Stores        Ross Stores       TJX Companies
                                                 ---------------------      ------------        -----------       -------------
THREE YEAR GROWTH RATES                                           6.4%              53.6%              15.7%               48.0%
     Total Revenue                                                0.7%              51.0%              44.2%               52.5%
     Operating Cash Flow (d)                                     -0.7%              55.6%              57.1%               55.2%
     Operating Income                                             0.6%              32.9%              62.7%               59.1%
     Net Income (c)

----------------------------------------------   ------------------------------------------------------------------------------
LTM MARGINS, RETURNS &
ASSET UTILIZATION
     Gross Margin                                                43.0%              33.5%              29.6%               22.8%
                             3 Year Avg.                         44.0%              29.5%              28.0%               21.9%

     Operating Cash Flow (d)                                     11.3%               7.9%              10.2%                8.3%
                             3 Year Avg.                         10.6%               8.1%               7.7%                7.2%

     Operating Income                                             9.1%               7.5%               8.5%                6.4%
                             3 Year Avg.                          8.2%               7.5%               5.8%                5.2%

     Net Income (c)                                               5.2%               4.4%               5.1%                3.5%
                             3 Year Avg.                          4.3%               5.9%               3.4%                2.6%

     Return on Average Equity                                    16.0%              11.9%              26.0%               20.5%

     Operating Return on Net Assets                              27.2%              19.7%              46.8%               36.3%

     Inventory Turnover                                           2.4 x              2.4 x              3.0 x               3.8 x

----------------------------------------------   ------------------------------------------------------------------------------
LATEST BALANCE SHEET DATA
     Net Debt (e)                                                $3.0               $2.5             ($26.9)              $26.0
     Shareholders' Equity                                       261.8               66.3              348.7             1,168.0
     Net Assets (f)                                             264.8               68.8              321.8             1,194.0

     Net Debt/Net Market Capitalization                           0.4%               1.2%              -1.7%                0.6%
     Net Debt/Net Book Capitalization                             1.1%               3.7%              -8.4%                2.2%
----------------------------------------------   ------------------------------------------------------------------------------
OPERATING DATA
  Comparable store sales growth
    LQ                                                           13.4%              -4.0%              11.0%                5.9% (2)
    LFY                                                           4.2%              15.8%              13.0%                7.0%
  No. of stores LFY                                               319                 23                309                1136
  Selling sq. ft per store LFY (000s)                            17.7                8.8               21.6                30.1  (4)
  Sales per sq. foot of selling space (mm) LFY                 $137.2             $533.9             $253.5              $195.7
  Inventory per store at FYTD (mm)                                0.6                1.8                1.3                 1.2
----------------------------------------------   ------------------------------------------------------------------------------

Preliminary & Confidential                               Dillon, Read & Co. Inc.
--------------------------------------------------------------------------------
Analysis of Selected Deep Discount Retail Companies                     09/08/97
                                                                        06:54 PM

                                       -------------------------------------------------------------------------------------------


                                       -------------------------------------------------------------------------------------------

                                                                                     Mac
                                                                                   Frugal's
                                                                                   Bargains
                                        Tuesday                     Consolidated    Close-       Mazel      Ross           TJX
                                        Morning    Average  Median     Stores        Outs        Stores    Stores       Companies
------------------------------------   -------    ---------------  ----------------------------------------------------------------
Total Revenues
     LTM                               $281.6                       $ 2,920.4       $ 797.0     $180.6    $1,761.7     $6,777.3
     FYTD                               114.9                           594.9         183.5       43.1       442.8      1,560.2
     FYTD-1                              90.0                           322.0         159.1       42.5       370.9      1,472.2
     LFY(A)                             256.8                         2,647.5         772.6      179.9     1,689.8      6,689.4
     LFY-1                              210.3                         1,406.0         704.9       98.1     1,426.4      3,975.1
     LFY-2                              190.1                         1,185.1         682.1       76.3     1,262.5      3,055.6
------------------------------------   -------    ---------------  ---------------------------------------------------------------
LFY Revenue Growth                      22.1%                           88.3%          9.6%      83.3%       18.5%        68.3%
COGS (as % of revenue)                  64.2%                           58.6%         57.0%      66.5%       70.4%        77.2%
     LTM                               $180.8                       $ 1,711.7       $ 454.5     $120.1    $1,239.6     $5,234.0
     FYTD                                74.0                           356.1         104.9       28.3       309.5      1,202.6
     FYTD-1                              58.4                           186.9          88.7       29.6       264.1      1,167.4
     LFY                                165.2                         1,542.5         438.3      121.4     1,194.1      5,198.8
     LFY-1                              137.4                           811.6         414.6       70.2     1,031.5      3,143.3
     LFY-2                              126.9                           681.2         358.3       55.2       920.3      2,370.7
------------------------------------   -------    ---------------  ---------------------------------------------------------------
Gross Profit
------------------------------------   -------    ---------------  ---------------------------------------------------------------
     LTM                               $100.9                       $ 1,208.7       $ 342.5     $ 60.4    $  522.1     $1,543.3
     FYTD                                40.9                           238.8          78.6       14.8       133.3        357.5
     FYTD-1                              31.6                           135.1          70.4       12.9       106.9        304.9
     LFY                                 91.6                         1,105.0         334.3       58.5       495.7      1,490.6
     LFY-1                               72.8                           594.5         290.3       27.9       394.9        831.9
     LFY-2                               63.2                           503.9         323.7       21.1       342.3        684.9
------------------------------------   -------    ---------------  ---------------------------------------------------------------
SG&A (as % of revenue)                  27.1%                           35.3%         33.9%      26.0%       21.1%        16.4%
     LTM                               $ 76.2                       $1,029.8%       $ 270.3     $ 46.9    $  371.6     $1,109.7
     FYTD                                36.3                           246.1          68.7       12.2        86.7        273.7
     FYTD-1                              31.3                           124.7          63.0        9.9        76.2        251.2
     LFY                                 71.2                           908.5         264.7       44.6(1)    361.2      1,087.1
     LFY-1                               63.0                           475.8         254.4       20.8       320.1        669.9
     LFY-2                               57.5                           402.4         253.1       15.3       287.8        517.4
------------------------------------   -------    ---------------  ---------------------------------------------------------------
Operating Income
------------------------------------   -------    ---------------  ---------------------------------------------------------------
     LTM                               $ 24.7                       $   178.9       $  72.1     $ 13.6    $  150.5     $  433.5
     FYTD                                 4.6                            (7.3)          9.9        2.6        46.7         83.8
     FYTD-1                               0.3                            10.4           7.4        3.0        30.7         53.7
     LFY                                 20.4                           196.5          69.7       13.9       134.5        403.5
     LFY-1                                9.8                           118.7          35.9        7.1        74.9        162.0
     LFY-2                                5.6                           101.5          70.6        5.8        54.5        167.4
------------------------------------   -------    ---------------  ---------------------------------------------------------------
Depreciation & Amortization
------------------------------------   -------    ---------------  ---------------------------------------------------------------
     LTM                               $  5.0                       $    55.4       $  18.0     $  0.7    $   28.8     $  126.3
     FYTD                                 2.5                            15.1           4.4        0.3         7.3         29.9
     FYTD-1                               2.4                             8.2           4.7        0.2         7.3         30.4
     LFY                                  4.9                            48.4          18.3        0.6        28.8        126.8
     LFY-1                                4.6                            30.0          18.2        0.5        27.0         79.2
     LFY-2                                3.9                            26.5          16.0        0.6        24.0         60.6
------------------------------------   -------    ---------------  ---------------------------------------------------------------
Operating Cash Flow(e)
------------------------------------   -------    ---------------  ---------------------------------------------------------------
     LTM                               $ 29.7                       $   234.2       $  90.2     $ 14.3    $  179.2     $  559.8
     FYTD                                 7.1                             7.9          14.3        3.0        53.9        113.7
     FYTD-1                               2.7                            18.6          12.1        3.2        37.9         84.2
     LFY                                 25.3                           244.9          87.9       14.6       163.2        530.3
     LFY-1                               14.4                           148.7          54.1        7.6       101.9        241.2
     LFY-2                                9.5                           128.0          86.6        6.4        78.5        228.0
------------------------------------   -------    ---------------  ---------------------------------------------------------------
Net Income
------------------------------------   -------    ---------------  ---------------------------------------------------------------
     LTM                               $ 14.2                       $   100.1       $  41.8     $  7.9    $   90.7     $  239.3
     FYTD                                 2.5                            (7.3)          6.0        1.5        23.8         48.5
     FYTD-1                              (0.2)                            5.9           3.5        2.1(1)     13.9         23.0
     LFY                                 11.5                           113.3          39.3(8)     8.5(1)     80.9        213.8
     LFY-1                                4.8                            70.1          14.6        6.4(1)     43.3         71.9(6)
     LFY-2                                2.7                            57.8          38.9        4.8        30.6(5)      84.5
------------------------------------   -------    ---------------  ---------------------------------------------------------------
LFY Net Income Growth                  141.3%                           61.6%        170.2%      32.0%       87.0%       197.3%
------------------------------------   -------    ---------------  ---------------------------------------------------------------

Preliminary & Confidential                               Dillon, Read & Co. Inc.
--------------------------------------------------------------------------------
Analysis of Selected Deep Discount Retail Companies                     09/08/97
                                                                        06:54 PM

                                              --------------------------------------------------------------------------------------

                                              --------------------------------------------------------------------------------------
                                                                                            Mac
                                                                                          Frugal's
                                                                                          Bargains
                                              Tuesday                     Consolidated     Close-    Mazel     Ross       TJX
                                              Morning    Average  Median     Stores         Outs     Stores   Stores   Companies
--------------------------------------------  -------    ---------------  ----------------------------------------------------------
Shareholder's Equity
--------------------------------------------
      LQ                                      $78.28                        $685.21        $261.76   $66.29   $348.65  $1,168.00
      LFY                                      75.53                         682.09         252.03    64.76    328.84   1,127.19
      LFY-1                                    63.65                         389.56         230.40    12.87    291.52     764.63
--------------------------------------------  -------    ---------------  ----------------------------------------------------------
Oper. CF Margin
--------------------------------------------  -------    ---------------  ----------------------------------------------------------
      Average LFY                               7.2%                          10.2%          10.6%     8.1%      7.7%       7.2%
      LTM                                      10.5%                           8.0%          11.3%     7.9%     10.2%       8.3%
      LFY                                       9.9%                           9.3%          11.4%     8.1%      9.7%       7.9%
      LFY-1                                     6.8%                          10.6%           7.7%     7.8%      7.1%       6.1%
      LFY-2                                     5.0%                          10.8%          12.7%     8.4%      6.2%       7.5%
--------------------------------------------  -------    ---------------  ----------------------------------------------------------
Gross Profit Margin
--------------------------------------------  -------    ---------------  ----------------------------------------------------------
      Average                                  34.5%                          42.2%          44.0%    29.5%     28.0%      21.9%
      LTM                                      35.8%                          41.4%          43.0%    33.5%     29.6%      22.8%
      LFY                                      35.7%                          41.7%          43.3%    32.5%     29.3%      22.3%
      LFY-1                                    34.6%                          42.3%          41.2%    28.4%     27.7%      20.9%
      LFY-2                                    33.2%                          42.5%          47.5%    27.6%     27.1%      22.4%
--------------------------------------------  -------    ---------------  ----------------------------------------------------------
Oper. Income Margin
--------------------------------------------  -------    ---------------  ----------------------------------------------------------
      Average                                   5.2%                           8.1%           8.2%     7.5%      5.8%       5.2%
      LTM                                       8.8%                           6.1%           9.1%     7.5%      8.5%       6.4%
      LFY                                       7.9%                           7.4%           9.0%     7.7%      8.0%       6.0%
      LFY-1                                     4.7%                           8.4%           5.1%     7.3%      5.2%       4.1%
      LFY-2                                     3.0%                           8.6%          10.4%     7.5%      4.3%       5.5%
--------------------------------------------  -------    ---------------  ----------------------------------------------------------
Net Income Margin
--------------------------------------------  -------    ---------------  ----------------------------------------------------------
      Average                                   2.7%                           4.7%           4.3%     5.9%      3.4%       2.6%
      LTM                                       5.0%                           3.4%           5.2%     4.4%      5.1%       3.5%
      LFY                                       4.5%                           4.3%           5.1%     4.7%      4.8%       3.2%
      LFY-1                                     2.3%                           5.0%           2.1%     6.6%      3.0%       1.8%
      LFY-2                                     1.4%                           4.9%           5.7%     6.3%      2.4%       2.8%
--------------------------------------------  -------    ---------------  ----------------------------------------------------------
Avg. Return on Equity
--------------------------------------------  -------    ---------------  ----------------------------------------------------------
      Average                                  11.4%                          17.3%          11.0%    31.6%     19.7%      14.2%
      LFY                                      15.2%                          16.6%          15.6%    13.1%     24.6%      19.0%
      LFY-1                                     7.5%                          18.0%           6.3%    50.1%     14.8%       9.4%
--------------------------------------------  -------    ---------------  ----------------------------------------------------------
Share Data
--------------------------------------------  -------    ---------------  ----------------------------------------------------------
   FYTD Avg. Shares Outstanding                 12.7                           87.7 (10)      25.4      9.2      50.5      169.8 (7)
   FYTD-1 Avg. Shares Outstanding               11.8                           77.9 (10)      25.7      9.2      51.6      204.5 (7)
   LFY Avg. Shares Outstanding                  12.3 (9)                       84.0 (10)      25.9      9.2      51.4      181.3 (7)
   LTM Avg. Shares Outstanding (used in EPS)    12.6                          86.49          25.85     9.17     51.12      51.12
--------------------------------------------
   Indicated Dividend per share                $0.00                          $0.00          $0.00    $0.00     $0.18      $0.20
   Latest Book Value per share                  6.55                           8.13          10.45     7.23      7.02       7.32
--------------------------------------------  -------    ---------------  ----------------------------------------------------------
Balance Sheet Data
--------------------------------------------  -------    ---------------  ----------------------------------------------------------
   Cash                                         $1.3                          $23.4          $11.0     $1.2     $26.9     $397.1
   Inventories                                 128.3                          927.8          188.5     49.9     409.0    1,384.4
   Net Debt                                     38.4                          381.3            3.0      2.5     (26.9)      26.0
   Net Assets                                  116.7                        1,066.5          264.8     68.8     321.8    1,194.0
   Minority Interest                             0.0                            0.0            0.0      0.0       0.0        0.0
   Preferred Equity                              0.0                            0.0            0.0      0.0       0.0      150.0
   Common Equity                                78.3                          685.2          261.8     66.3     348.7    1,168.0
   Total Debt                                   39.8                          404.7           14.0      3.7       0.0      273.1
--------------------------------------------  -------    ---------------  ----------------------------------------------------------

Item Definitions:
-----------------
(a)       Forecasts provided by I/B/E/S Estimates & ZACKS.
(b)       Market value of common equity plus book value of net debt.
(c) All net income numbers are from continuing operations, exclude one time charges and are before NOL's.
(d) Operating cash flow is defined as operating income plus depreciation and amortization
(e) Net debt equals total debt less cash plus preferred equity plus minority interest.
(f)       Net assets defined as shareholder's equity plus net debt.

Company Notes:
--------------
(1) Pro forma as adjusted data gives effect to the Company's initial public offering as of the beginning of all periods presented, excludes certain non-recurring charge and gives effect to the use of proceeds.
(2) Comparable same store sales growth is a weighted average of comparable same store sales growth for T.J. Maxx, Marshalls, Winners, T.K. Maxx, and Homegoods.
(3) Selling sq. ft. per store is a weighted average of closeout and toy stores.
(4) Selling sq. ft. per store is a weighted average of T.J. Maxx, Marshalls, Winners, Homegoods, and T.K. Maxx stores.
(5) ROST net income for FY Ended January 28, 1995 excludes a pre-tax insurance proceed of $10.4mm.
(6) TJX net income for fiscal year ended January 27, 1996 excludes a pre-tax store closing cost of $35 mm.
(7)       Shares outstanding adjusted to reflect 2 for 1 stock split.
(8) MFI net income for fiscal year ended February 2, 1997 excludes a pre-tax gain on distribution center settlement of $6.2 mm.
(9)       Shares outstanding adjusted to reflect 3 for 2 stock split.
(10)      Shares outstanding adjusted to reflect 5 for 4 stock split.
(11)      TUES stock price as of 08/13/97.

SBC Warburg Dillon Read Inc.                                 Highly Confidential
--------------------------------------------------------------------------------

  Scenario: Management Business Plan


  Discounted Cash Flow Valuation
  (dollars in millions, except per share data)

  ----------------------------------------------------------------------------------------------------------------------------------
  Free Cash Flow Calculation
                                                                                                        Projections
                                                                            Pro Forma              Years Ending Dec. 31,
                                                                            ---------    ------------------------------------------
                                                                              1997        1998     1999     2000     2001     2002
                                                                            ---------    ------   ------   ------   ------   ------
    Revenue                                                                   $320.9     $360.9   $402.0   $439.9   $479.5   $521.3

    EBITDA                                                                      39.7       46.6     55.1     61.6     69.0     77.1
      Depreciation                                                               4.0        4.5      5.1      5.7      6.3      7.0
                                                                            ---------    ------   ------   ------   ------   ------
    EBITA (before goodwill amortization)                                        35.6       42.0     50.0     55.9     62.7     70.2

       Tax: Federal & State                                                     13.2       15.6     18.5     20.7     23.2     26.0
                                                                            ---------    ------   ------   ------   ------   ------
    EBIATA                                                                      22.5       26.5     31.5     35.2     39.5     44.2

       Depreciation & Amortization                                                          4.5      5.1      5.7      6.3      7.0
       Capital Expenditures                                                                (5.2)    (5.8)    (6.1)    (6.5)    (7.0)
       Change in Net Working Capital (excluding cash)                                      (2.6)    (7.1)    (6.6)    (6.9)    (7.3)
                                                                                         ------   ------   ------   ------   ------
    Free Cash Flow                                                                        $23.2    $23.7    $28.2    $32.4    $37.0
                                                                                         ======   ======   ======   ======   ======
                                                     Average
                                                    ('95-'97)      1996
                                                    ---------    --------
    EBITDA Margin                                     7.1%        10.1%         12.4%      12.9%    13.7%    14.0%    14.4%    14.8%
    EBITA Margin (before goodwill amortization)       7.8%         8.2%         11.1%      11.6%    12.4%    12.7%    13.1%    13.5%
  ----------------------------------------------------------------------------------------------------------------------------------


  -------------------------------------------------------------------------------------------------------------------------------
  Equity Value Per Share
                                                                                              Discount Rate
                                                                            --------------------------------------------------
  Less: Total Debt @ 12/31/97           4.0                                 17.0%       17.5%      18.0%      18.5%     19.0%
                                                                            ------      ------     ------     ------    ------
  Total Primary Shares                 13.0
                                                               7.0          $25.51      $25.02     $24.55     $24.09    $23.64
                                                2002
                                              EBITDA           8.0          $28.22      $27.68     $27.15     $26.63    $26.13
                                            Multiple
                                                               9.0          $30.93      $30.33     $29.74     $29.17    $28.62
  -------------------------------------------------------------------------------------------------------------------------------

SBC Warburg Dillon Read Inc.                                Highly Confidential
-------------------------------------------------------------------------------
 -----------------------------------------------------
 Scenario:  1997E EBITDA Margin over Projection Period
 -----------------------------------------------------

 Discounted Cash Flow Valuation
 (dollars in millions, except per share data)

 ----------------------------------------------------------------------------------------------------------------------------------
 Free Cash Flow Calculation

                                                                                                    Projections
                                                                     Pro Forma                 Year Ending Dec. 31,
                                                                     ----------   -----------------------------------------------
                                                                       1997         1998    1999       2000       2001     2002
                                                                     ----------    ------- -------    -------    -------  -------
  Revenue                                                                $320.9    $360.9  $402.0     $439.9     $479.5   $521.3
  EBITDA
     Depreciation                                                          39.7      44.6    49.7       54.4       59.3     64.4
  EBITA (before goodwill amortization)                                      4.0       4.5     5.1        5.7        6.3      7.0
                                                                     ----------    ------- -------    -------    -------  -------
                                                                           35.6      40.1    44.6       48.7       53.0     57.5
     Tax: Federal & State                                                  13.2      14.8    16.5       18.0       19.6     21.3
                                                                     ----------    ------- -------    -------    -------  -------
  EBIATA                                                                   22.5      25.3    28.1       30.7       33.4     36.2

     Depreciation & Amortization                                                      4.5     5.1        5.7        6.3      7.0
     Captial Expenditures                                                            (5.2)   (5.8)      (6.1)      (6.5)    (7.0)
     Change in Net Working Capital (excluding cash)                                  (2.6)   (7.1)      (6.6)      (6.9)    (7.3)
                                                                                   ------- -------    -------    -------  -------
  Free Cash Flow                                                                   $ 21.9  $ 20.3     $ 23.6     $ 26.3   $ 29.0
                                                                                   ======= =======    =======    =======  =======


                                                   Average
                                                  ('95-'97)    1996
                                                  ---------   -----
   EBITDA Margin                                       7.1%   10.1%        12.4%     12.4%   12.4%      12.4%      12.4%    12.4%
   EBITA Margin (before goodwill amortization)         7.8%    8.2%        11.1%     11.1%   11.1%      11.1%      11.0%    11.0%

----------------------------------------------------------------------------------------------------------------------------------


 Equity Value Per Share
                                                                                       Discount Rate
    Less: Total Debt @ 12/31/97        4.0                               -----------------------------------------------
    Total Primary Shares              13.0                                 17.0%    17.5%    18.0%    18.5%      19.0%
                                                                         -------   ------    ------   ------     ------
                                                      2002     7.0       $21.36    $20.96    $20.56   $20.18     $19.80
                                                    EBITDA     8.0       $23.63    $23.17    $22.73   $22.30     $21.88
                                                  Multiple     9.0       $25.89    $25.39    $24.90   $24.43     $23.96
-----------------------------------------------------------------------------------------------------------------------------------

SBC Warburg Dillon Read Inc.                                 Highly Confidential
--------------------------------------------------------------------------------

------------------------------------------
Scenario: EBITDA Margin Period 1987 - 1991
------------------------------------------

Discounted Cash Flow Valuation
(dollars in millions, except per share data)

--------------------------------------------------------------------------------------------------------------------------------
Free Cash Flow Calculation
                                                                                        Projections
                                                                Pro Forma              Years Ending Dec. 31,
                                                                ---------     --------------------------------------------------
                                                                  1997         1998       1999       2000       2001       2002
                                                                ---------     ------     ------     ------     ------     ------
  Revenue                                                        $320.9       $360.9     $402.0     $439.9     $479.5     $521.3

  EBITDA                                                           39.7         37.9       35.4       39.2       37.4       43.8
    Depreciation                                                    4.0          4.5        5.1        5.7        6.3        7.0
                                                                ---------     ------     ------     ------     ------     ------
  EBITA (before goodwill amortization)                             35.6         33.4       30.3       33.5       31.1       36.8

    Tax: Federal & State                                           13.2         12.3       11.2       12.4       11.5       13.6
                                                                ---------     ------     ------     ------     ------     ------
  EBIATA                                                           22.5         21.0       19.1       21.1       19.6       23.2

    Depreciation & Amortization                                                  4.5        5.1        5.7        6.3        7.0
    Capital Expenditures                                                        (5.2)      (5.8)      (6.1)      (6.5)      (7.0)
    Change in Net Working Capital
     (excluding cash)                                                           (2.6)      (7.1)      (6.6)      (6.9)      (7.3)
                                                                              ------     ------     ------     ------     ------
  Free Cash Flow                                                               $17.7      $11.3      $14.0      $12.5      $16.0
                                                                              ======     ======     ======     ======     ======

                                        Average
                                       ('95-'97)     1996
                                       ---------    -------
  EBITDA Margin                             7.1%     10.1%        12.4%        10.5%       8.8%       8.9%       7.8%       8.4%
  EBITA Margin
   (before goodwill amortization)           7.8%      8.2%        11.1%         9.2%       7.5%       7.6%       6.5%       7.1%
--------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Equity Value Per Share
                                                                                     Discount Rate
                                                                -----------------------------------------------------
     Less: Total Debt @ 12/31/97   4.0                            17.0%        17.5%      18.0%      18.5%      19.0%
                                                                ---------     ------     ------     ------     ------
     Total Primary Shares         13.0
                                                       7.0       $14.01       $13.74     $13.48     $13.23     $12.98
                                            2002
                                          EBITDA       8.0       $15.55       $15.25     $14.96     $14.67     $14.39
                                        Multiple
                                                       9.0       $17.09       $16.75     $16.43     $16.11     $15.81
---------------------------------------------------------------------------------------------------------------------

SBC Warburg Dillon Read Inc.                                 Highly Confidential
--------------------------------------------------------------------------------
                                                                        09/09/97
-----------------------
Scenario: MDP Base Case
-----------------------

-------------------------------------------------------------
Valuation Summary

  Common Shares Outstanding                        11.926
  Treasury Options                                  1.056
                                                  -------
     Total Primary Shares                          12.983

  Offer per Common Share                           $25.00
  Unaffected Price @ 8/13/97                        20.38
                                                  -------
    Premium to Market                               22.7%

  Offer for Equity                                 $324.6
     Plus: Debt Assumed                               4.0 (1)
     Plus: Revolver Assumed                           0.0
     Less: Excess Cash on Hand                        3.4
                                                  -------
  Offer for Assets                                 $325.2
-------------------------------------------------------------

-------------------------------------------------------------
Transaction Multiples               1997E            1998E
                                    -----            -----
  Asset Value to:
  Net Sales                         1.01 x           0.90 x
  EBITDA                            8.20             6.99
  EBIT                              9.12             7.75
  Net Assets                        3.26             0.97

  Equity Value to:
  Net Income                       15.96 x          13.72 x
  Book Value                        3.39             2.70
-------------------------------------------------------------

-------------------------------------------------------------
Purchase Allocation
  Purchase Price of Equity                         $324.6
  Plus: Transaction Fees                              7.0
  Less: Write Up of Assets                            0.0
  Less: Book Value of Equity                         95.9
                                                   ------
     Total Goodwill                                $235.7

  Amortization of Goodwill                           $5.9
  Amoritzation Period                                  40
-------------------------------------------------------------

-------------------------------------------------------------
Fees and Expenses
  Transaction Fees & Expenses                         7.0
  Financing Fees & Expenses                           9.0
                                                    -----
     Total Fees & Expenses                          $16.0

  Amortization of Financing Fees                     $1.3
  Amortization Period                                   7
-------------------------------------------------------------

-----------------------------------------------------------------------------
Sources of Funds
                                                 Amount              Rate %
                                                 ------              ------
  New Revolver Borrowings                          $13.5              8.25%
  Senior Unsecured Debt A                           46.0              8.25%
  Senior Unsecured Debt B                           60.0              9.00%
  Subordinated Debt                                100.0             10.75%
  Investor Preferred Equity                        115.0              8.00%
  Management Common Equity                           0.0              ---
  Due from Officer                                   2.7 (2)          ---
  Excess Cash On Hand                                3.4              ---
                                                  ------
     Total Sources                                $340.6
                                                  ======
-----------------------------------------------------------------------------

-------------------------------------------------------
Uses of Funds
  Purchase of Equity                           $324.6
  Debt Refinanced                                 0.0
  Fees and Expenses                              16.0
                                               ------
    Total Uses                                 $340.6
                                               ======

  Warrants                                       0.0%
  Management Carry                              10.0%
--------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Pro Forma Capitalization
                                                Estimated                   Pro Forma      % of Total at Year-End
                                                ---------                   ---------   ----------------------------
                                                  1997        Adjustments     1997        1997      1998      1999
                                                ---------     -----------   ---------   -------    -------   -------
  Debt
     Existing Debt                                  $4.0           $0.0       $4.0        1.2%       1.0%      0.7%
     Revolving Credit Facility                       0.0           13.5       13.5        4.0%       3.8%      4.7%
     Senior Unsecured Debt A                         0.0           46.0       46.0       13.6%      11.7%      8.2%
     Senior Unsecured Debt B                         0.0           60.0       60.0       17.7%      17.8%     17.5%
     Subordinated Debt                               0.0          100.0      100.0       29.5%      29.9%     29.8%
                                                   -----                    ------      ------     ------    ------
  Total                                              4.0                     223.5       66.0%      64.1%     61.0%

  Equity
     Preferred Equity                                0.0          115.0      115.0       34.0%      37.1%     40.0%
     Common Equity                                  95.9          (95.9)       0.0        0.0%      -1.2%     -1.0%
                                                   -----                    ------      ------     ------    ------
  Total                                             95.9                     115.0       34.0%      35.9%     39.0%

  Total Capitalization                             $99.9                    $338.5      100.0%     100.0%    100.0%
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Credit Statistics (3)                                                                   Projections
                                                    Pro Forma                      Year Ending Dec. 31,
                                                    ---------            ----------------------------------------
                                                      1997                1998       1999       2000       2001
                                                    ---------            -------    -------    -------    -------
  EBIT/Cash Interest          (4)(5)                 1.52 x               1.81 x     2.20 x     2.56 x     3.05 x
  EBITDA/Cash Interest        (5)                    1.70                 2.01       2.43       2.82       3.35
  EBITDA-CapX/Cash Interest   (5)                    1.50                 1.78       2.17       2.54       3.04

  EBIT/Interest               (4)                    1.52 x               1.81 x     2.20 x     2.56 x     3.05 x
  EBITDA/Interest                                    1.70                 2.01       2.43       2.82       3.35
  EBITDA-CapX/Interest                               1.50                 1.78       2.17       2.54       3.04

  Senior Debt/EBITDA                                 3.29 x               2.68 x     2.11 x     1.65 x     1.34 x
  Total Debt/EBITDA                                  5.91                 4.90       3.97       3.30       2.80
  Total Debt/Total Capitalization                   67.1%                65.5%      62.5%      58.3%      53.8%
  Total Debt/Total Equity                            2.04 x               1.90 x     1.67 x     1.40 x     1.17 x
----------------------------------------------------------------------------------------------------------------------

(1) Mortgage debt and capital lease balances as of 12/31/97.
(2) Unsecured loan due from officer.
(3) Calculated using average revolver balances.
(4) Before goodwill amortization.
(5) Excludes non-cash interest charges when applicable.

SBC Warburg Dillon Read Inc.                                 Highly Confidential
--------------------------------------------------------------------------------
----------------------------
Scenario: MDP Base Case
----------------------------

Internal Rate of Return Analysis
(dollars in millions, except per share data)

Calculation of Equity Cash Out Values
                                                1998       1999      2000      2001      2002
                                               -------    ------    ------    ------    ------
Projected EBITDA                               $  46.5    $ 54.9    $ 61.5    $ 69.1    $ 77.4

                               7 x EBITDA      $ 325.5    $384.5    $430.8    $483.8    $541.5
Asset Value @ Multiples Of:    8 x EBITDA        372.1     439.4     492.3     552.9     618.8
                               9 x EBITDA        418.6     494.3     553.9     622.0     696.2

Less: Net Debt                                 $ 209.3    $199.4    $184.4    $164.3    $139.5

                               7 x EBITDA      $ 116.2    $185.0    $246.4    $319.5    $402.0
Equity Value @:                8 x EBITDA        162.7     240.0     307.9     388.6     479.3
                               9 x EBITDA        209.2     294.9     369.5     457.7     556.7

3-Year Returns
                                                1997       1998      1999      2000      IRR
                                               -------    ------    ------    ------    ------
                               7 x EBITDA      $(115.0)   $  0.0    $  0.0    $221.7     24.5%
Equity @:                      8 x EBITDA       (115.0)      0.0       0.0     277.1     34.1%
                               9 x EBITDA       (115.0)      0.0       0.0     332.5     42.5%

                               7 x EBITDA       (100.0)     10.8      10.8     110.8     10.8%
Subordinated Debt @:           8 x EBITDA       (100.0)     10.8      10.8     110.8     10.8%
                               9 x EBITDA       (100.0)     10.8      10.8     110.8     10.8%

4-Year Returns
                                                1997       1998      1999      2000      2001      IRR
                                               -------    ------    ------    ------    ------    ------
                               7 x EBITDA      $(115.0)   $  0.0    $  0.0    $  0.0    $287.6     25.8%
Equity @:                      8 x EBITDA       (115.0)      0.0       0.0       0.0     349.8     32.1%
                               9 x EBITDA       (115.0)      0.0       0.0       0.0     412.0     37.6%

                               7 x EBITDA       (100.0)     10.8      10.8      10.8     110.8     10.7%
Subordinated Debt @:           8 x EBITDA       (100.0)     10.8      10.8      10.8     110.8     10.7%
                               9 x EBITDA       (100.0)     10.8      10.8      10.8     110.8     10.7%

5-Year Returns
                                                1997       1998      1999      2000      2001      2002      IRR
                                               -------    ------    ------    ------    ------    ------    ------
                               7 x EBITDA      $(115.0)   $  0.0    $  0.0    $  0.0    $  0.0    $361.8     25.8%
Equity @:                      8 x EBITDA       (115.0)      0.0       0.0       0.0       0.0     431.4     30.3%
                               9 x EBITDA       (115.0)      0.0       0.0       0.0       0.0     501.0     34.2%

                               7 x EBITDA       (100.0)     10.8      10.8      10.8      10.8     110.8     10.8%
Subordinated Debt @:           8 x EBITDA       (100.0)     10.8      10.8      10.8      10.8     110.8     10.8%
                               9 x EBITDA       (100.0)     10.8      10.8      10.8      10.8     110.8     10.8%

Pro Forma Equity Ownership
                                  Equity      Pro Forma
                                Investment    Ownership
                                ----------    ---------
Investor Preferred Equity         $115.0        90.0%
Investor Common Equity               0.0         0.0%
Subordinated Debt                     --         0.0%
Management Group                                10.0%
           Common                    0.0         0.0%
           with Carry               10.0%       10.0%


SBC Warburg Dillon Read Inc.
--------------------------------------------------------------------------------------------------------------------------------
 New Store Model                 Forward Years
                  ----------------------------------------------
 (dollars in       One      Two    Three   Four    Five  Forward
  thousands)      ------  ------  ------  ------  ------ -------

 Store Net
  Sales           $0.800  $0.960  $1.056  $1.109  $1.142    NA
  % Growth (y-o-y)           20%     10%      5%      3%    3%

 Sales Projections         Stores ----------------------------------------------------------------------------------------------
 (dollars in millions)     Opened  1996    1997    1998    1999    2000    2001    2002    2003    2004    2005    2006    2007
                           ------ ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
   Pre 1997 Store Base      286   $256.8  $304.6  $319.9  $335.9  $345.9  $356.3  $367.0  $378.0  $389.4  $401.0  $413.1  $425.5
                                           18.7%    5.0%    5.0%    3.0%    3.0%    3.0%    3.0%    3.0%    3.0%    3.0%    3.0%

   1997 Stores               29             16.3    24.6    27.6    29.8    30.7    31.3
                                                   51.5%   12.0%    8.0%    3.0%    2.0%

   New Stores Opened In:

        1998                 32                     16.4    20.2    22.7    24.5    25.8    26.6    27.4    28.2    29.1    30.0
        1999                 35                             18.4    22.6    25.5    27.4    29.0    29.8    30.7    31.7    32.6
        2000                 35                                     18.8    23.2    26.1    28.1    29.7    30.6    31.5    32.5
        2001                 35                                             19.3    23.8    26.8    28.8    30.4    31.4    32.3
        2002                 35                                                     19.8    24.4    27.5    29.6    31.2    32.1
        2003                 35                                                             20.3    25.0    28.1    30.3    32.0
        2004                 35                                                                     20.8    25.6    28.8    31.0
        2005                 35                                                                             21.3    26.2    29.6
        2006                 35                                                                                     21.9    26.9
        2007                 35                                                                                             22.4
                                  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
                                  $256.8  $320.9  $360.9  $402.0  $439.9  $479.5  $521.3  $533.2  $578.4  $625.7  $675.1  $726.8

   Sales Growth                            25.0%   12.5%   11.4%    9.4%    9.0%    8.7%    2.3%    8.5%    8.2%    7.9%    7.7%


SBC Warburg Dillon Read Inc.                                 Highly Confidential
--------------------------------------------------------------------------------

-----------------------
Scenario: MDP Base Case
-----------------------
Projected                          Pro                                           Projections
Income Statement          Actual  Forma                                     Year Ending Dec. 31,
                         ------- -------- -----------------------------------------------------------------------------------------
(dollars in millions,
except per share data)    1996     1997     1998     1999     2000     2001     2002     2003     2004     2005     2006     2007
                         ------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
Net Sales                $256.8    $320.9   $360.9   $402.0   $439.9   $479.5   $521.3   $533.2   $578.4   $625.7   $675.1   $726.8
  Cost of Sales           165.2     181.0    203.5    226.7    248.1    270.4    294.0    300.7    326.2    352.9    380.8    409.9
                         ------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
Gross Profit               91.6     139.9    157.4    175.3    191.8    209.0    227.3    232.5    252.2    272.8    294.3    316.9

  SG&A Expense             71.2     104.9    116.1    125.4    135.9    146.2    156.9    160.5    174.1    188.3    203.2    218.8
                         ------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
Operating Profit           20.4      35.0     41.3     49.8     55.9     62.8     70.4     72.0     78.1     84.5     91.1     98.1

  Other (Income)/Expense   (0.6)     (0.6)    (0.7)     0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0
  Goodwill Amortization     0.0       5.9      5.9      5.9      5.9      5.9      5.9      5.9      5.9      5.9      5.9      5.9
                         ------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
Total Other
 (Income)/Expense          (0.6)      5.3      5.2      5.9      5.9      5.9      5.9      5.9      5.9      5.9      5.9      5.9

Earnings Before Interest
 & Taxes                   21.0      29.8     36.1     44.0     50.0     56.9     64.5     66.1     72.2     78.6     85.2     92.2

  Existing Debt             2.8       0.3      0.3      0.2      0.2      0.1      0.0      0.0      0.0      0.0      0.0      0.0
  Revolving Credit
   Facility                 0.0       3.1      3.2      3.6      4.0      4.1      4.6      5.7      5.8      6.0      6.6      7.3
  Senior Unsecured Debt A   0.0       3.8      3.5      2.8      1.6      0.5     (0.0)    (0.0)    (0.0)    (0.0)    (0.0)    (0.0)
  Senior Unsecured Debt B   0.0       5.4      5.4      5.3      5.3      5.2      5.2      5.1      5.0      5.0      4.9      4.9
  Subordinated Debt         0.0      10.8     10.8     10.8     10.8     10.8     10.8     10.8     10.8     10.8     10.8     10.8
                         ------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
Total Interest Expense      2.8      23.4     23.2     22.6     21.8     20.6     20.6     21.6     21.6     21.8     22.3     22.9

  Interest Income           0.3       0.2      0.2      0.2      0.2      0.2      0.3      0.3      0.3      0.3      0.3      0.4
  Financing Fee
   Amortization             0.0       1.3      1.3      1.3      1.3      1.3      1.3      1.3      1.3      0.0      0.0      0.0
                         ------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------

Pretax Income              18.5       5.2     11.8     20.3     27.1     35.3     42.9     43.5     49.6     57.1     63.3     69.7

  Tax: Federal & State      7.0       4.1      6.6      9.7     12.2     15.2     18.1     18.3     20.5     23.3     25.6     28.0
                         ------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
Net Income                 11.5       1.1      5.3     10.6     14.9     20.0     24.8     25.2     29.0     33.8     37.7     41.7

  Preferred Dividends                 9.2      9.2      9.9     10.7     11.6     12.5     13.5     14.6     15.8     17.0     18.4
                         ------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
Net Income to Common      $11.5     ($8.1)   ($3.9)    $0.6     $4.2     $8.4    $12.3    $11.7    $14.5    $18.0    $20.6    $23.3
                         ======= ======== ======== ======== ======== ======== ======== ======== ======== ======== ======== ========

  Average Shares
   (millions)              12.3      12.6     12.8     13.1     13.3     13.6     13.9     14.2     14.4     14.7     15.0     15.3
Earnings Per Share        $0.93     $0.09    $0.41    $0.81    $1.12    $1.47    $1.79    $1.78    $2.01    $2.29    $2.51    $2.72

-----------------------------------------------------------------------------------------------------------------------------------
Note: EBITDA              $25.9     $39.7    $46.5    $54.9    $61.5    $69.1    $77.4    $79.7    $86.3    $89.4    $96.6   $104.1
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Operating Assumptions

  Sales Growth (y-o-y)     22.1%    25.0%    12.5%    11.4%     9.4%     9.0%     8.7%     2.3%     8.5%     8.2%     7.9%     7.7%
  Gross Margin             35.7%    43.6%    43.6%    43.6%    43.6%    43.6%    43.6%    43.6%    43.6%    43.6%    43.6%    43.6%
  SG&A Expense             27.7%    32.7%    32.2%    31.2%    30.9%    30.5%    30.1%    30.1%    30.1%    30.1%    30.1%    30.1%
  Operating Profit Margin   7.9%    10.9%    11.4%    12.4%    12.7%    13.1%    13.5%    13.5%    13.5%    13.5%    13.5%    13.5%
  Other Income
   (% of sales)             0.2%     0.2%     0.2%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
  EBIT Margin               8.2%     9.3%    10.0%    10.9%    11.4%    11.9%    12.4%    12.4%    12.5%    12.6%    12.6%    12.7%
  Interest Income
   (% of sales)             0.1%     0.1%     0.1%     0.1%     0.1%     0.1%     0.1%     0.1%     0.1%     0.1%     0.1%     0.1%
  Pretax Profit Margin      7.2%     1.6%     3.3%     5.0%     6.2%     7.4%     8.2%     8.2%     8.6%     9.1%     9.4%     9.6%
  Tax Rate                 37.8%    37.0%    37.0%    37.0%    37.0%    37.0%    37.0%    37.0%    37.0%    37.0%    37.0%    37.0%
  Net Income Margin         4.5%     0.3%     1.5%     2.6%     3.4%     4.2%     4.8%     4.7%     5.0%     5.4%     5.6%     5.7%
  EPS Growth                  NM       NM   362.7%    96.8%    38.0%    31.9%    21.6%    -0.5%    12.9%    14.0%     9.3%     8.6%

  Number of Stores           286      315      347      382      417      452      487      522      557      592      627      662
  Store Growth (y-o-y)     10.0%    10.1%    10.2%    10.1%     9.2%     8.4%     7.7%     7.2%     6.7%     6.3%     5.9%     5.6%
  Sales per Store ($000)  $940.5 $1,067.9 $1,090.3 $1,102.9 $1,101.2 $1,103.5 $1,110.3 $1,056.8 $1,072.0 $1,089.0 $1,107.6 $1,127.7
-----------------------------------------------------------------------------------------------------------------------------------

SBC Warburg Dillon Read Inc.                                 Highly Confidential
--------------------------------------------------------------------------------

--------------------------------------
Scenario: MDP Base Case
--------------------------------------

                                                                                                       Projected
                                            Actual    Estimated                   Pro Forma       Year Ending Dec. 31,
Projected Balance Sheet                     ------    ---------                   ---------    --------------------------
(dollars in millions)                        1996       1997       Adjustments      1997        1998      1999      2000
                                            ------    ---------    -----------    ---------    ------    ------    ------
ASSETS

     Cash & Equivalents                      $10.8       $8.4         ($3.4)          $5.0       $5.0      $5.0      $5.0
     Inventory                                75.5       90.5           0.0           90.5       96.9     108.0     118.2
     Prepaid Expenses                          1.0        1.6           0.0            1.6        1.8       2.0       2.2
     Other Current Assets                      0.7        1.0           0.0            1.0        1.1       1.2       1.3
                                            ------    ---------                   ---------    ------    ------    ------
   Total Current Assets                       88.0      101.4                         98.1      104.8     116.2     126.7

     Net Property, Plant & Equipment          30.4       31.0           0.0           31.0       31.7      32.4      32.9

   Other Non-Current Assets
     Goodwill                                  0.0        0.0         235.7          235.7      229.8     223.9     218.0
     Deferred Financing Fees                   0.0        0.0           9.0            9.0        7.7       6.4       5.1
     Other Non-Current Assets                  3.3        3.3          (2.7)(2)        0.6        0.6       0.6       0.6
                                            ------    ---------                   ---------    ------    ------    ------
   Total Other Non-Current Assets              3.3        3.3                        245.3      238.1     230.9     223.7

TOTAL ASSETS                                $121.8     $135.7                       $374.4     $374.6    $379.5    $383.3
                                            ======    =========                   =========    ======    ======    ======

LIABILITIES & EQUITY

     Accounts Payable                        $22.5      $25.1          $0.0          $25.1      $28.2     $31.4     $34.4
     Other Current Liabilities                14.2        8.0           0.0            8.0        9.0      10.1      11.0
                                            ------    ---------                   ---------    ------    ------    ------
   Total Current Liabilities                  36.8       33.1                         33.1       37.2      41.4      45.3

     Existing Debt                      (1)    6.6        4.0           0.0            4.0        3.2       2.4       1.6
     Revolving Credit Facility                 0.0        0.0          13.5           13.5       12.6      15.6      18.1
     Senior Unsecured Debt A                   0.0        0.0          46.0           46.0       39.1      27.6      11.5
     Senior Unsecured Debt B                   0.0        0.0          60.0           60.0       59.4      58.5      58.2
     Subordinated Debt                         0.0        0.0         100.0          100.0      100.0     100.0     100.0
                                            ------    ---------                   ---------    ------    ------    ------
   Total Debt                                  6.6        4.0                        223.5      214.3     204.4     189.4

     Deferred Taxes                            2.9        2.8           0.0            2.8        2.8       2.8       2.8

TOTAL LIABILITIES                             46.2       39.9                        259.4      254.3     248.7     237.6

     Preferred Equity                          0.0        0.0         115.0          115.0      124.2     134.1     144.9
     Common Equity                            75.5       95.9         (95.9)           0.0       (3.9)     (3.3)      0.9
                                            ------    ---------                   ---------    ------    ------    ------

TOTAL EQUITY                                  75.5       95.9                        115.0      120.3     130.8     145.7

TOTAL LIABILITIES & EQUITY                  $121.8     $135.7                       $374.4     $374.6    $379.5    $383.3
                                            ======    =========                   =========    ======    ======    ======

---------------------------------------------------------------------------------------------------------------------------
                                   check         0      0.000                            0          0         0         0
---------------------------------------------------------------------------------------------------------------------------

Note: Operating Working Capital (excluding cash)                                     $60.0      $62.6     $69.7     $76.3

---------------------------------------------------------------------------------------------------------------------------
Operating Assumptions

  Inventory Turnover                           2.6 x      2.0 x                        2.2 x      2.1 x     2.1 x     2.1 x
  Avg. Inventory per Store ($000)            223.5      263.5                        263.5      273.7     295.2     296.0
  Prepaid Expenses (% of sales)               0.4%       0.5%                         0.5%       0.5%      0.5%      0.5%
  Other Current Assets (% of sales)           0.3%       0.3%                         0.3%       0.3%      0.3%      0.3%
  Payables Days Outstanding                   32.0       28.5                         28.5       28.5      28.5      28.5
  Other Current Liabilities (% of sales)      5.5%       2.5%                         2.3%       2.5%      2.5%      2.5%
  Net Working Capital (% of sales)           20.0%      21.3%                        20.2%      21.1%     20.7%     20.2%
---------------------------------------------------------------------------------------------------------------------------

                                                                                Projected
                                                                           Year Ending Dec. 31,
Projected Balance Sheet                             ------------------------------------------------------------------
(dollars in millions)                                2001      2002      2003      2004      2005      2006      2007
                                                    ------    ------    ------    ------    ------    ------    ------
ASSETS

     Cash & Equivalents                               $5.0     $17.5     $47.8     $76.3    $104.9    $135.4    $170.4
     Inventory                                       128.8     140.0     143.2     155.3     168.0     181.3     195.2
     Prepaid Expenses                                  2.4       2.6       2.7       2.9       3.1       3.4       3.6
     Other Current Assets                              1.4       1.6       1.6       1.7       1.9       2.0       2.2
                                                    ------    ------    ------    ------    ------    ------    ------
   Total Current Assets                              137.6     161.7     195.3     236.2     277.1     322.1     371.4

     Net Property, Plant & Equipment                  33.1      33.1      32.5      31.9      35.0      38.0      41.0

   Other Non-Current Assets
     Goodwill                                        212.1     206.2     200.3     194.5     188.6     182.7     176.8
     Deferred Financing Fees                           3.9       2.6       1.3       0.0       0.0       0.0       0.0
     Other Non-Current Assets                          0.6       0.6       0.6       0.6       0.6       0.6       0.7
                                                    ------    ------    ------    ------    ------    ------    ------
   Total Other Non-Current Assets                    216.6     209.4     202.2     195.0     189.1     183.2     177.4

TOTAL ASSETS                                        $387.3    $404.2    $430.0    $463.1    $501.2    $543.4    $589.8
                                                    ======    ======    ======    ======    ======    ======    ======

LIABILITIES & EQUITY

     Accounts Payable                                $37.4     $40.7     $41.6     $45.2     $48.9     $52.7     $56.7
     Other Current Liabilities                        12.0      13.0      13.3      14.5      15.6      16.9      18.2
                                                    ------    ------    ------    ------    ------    ------    ------
   Total Current Liabilities                          49.4      53.7      55.0      59.6      64.5      69.6      74.9

     Existing Debt                      (1)            0.8       0.0       0.0       0.0       0.0       0.0       0.0
     Revolving Credit Facility                        10.9       0.0       0.0       0.0       0.0       0.0       0.0
     Senior Unsecured Debt A                          (0.0)     (0.0)     (0.0)     (0.0)     (0.0)     (0.0)     (0.0)
     Senior Unsecured Debt B                          57.6      57.0      56.4      55.8      55.2      54.6      54.0
     Subordinated Debt                               100.0     100.0     100.0     100.0     100.0     100.0     100.0
                                                    ------    ------    ------    ------    ------    ------    ------
   Total Debt                                        169.3     157.0     156.4     155.8     155.2     154.6     154.0

     Deferred Taxes                                    2.8       2.8       2.8       2.8       2.8       2.8       2.8

TOTAL LIABILITIES                                    221.5     213.5     214.2     218.2     222.5     227.0     231.7

     Preferred Equity                                156.5     169.0     182.5     197.1     212.9     229.9     248.3
     Common Equity                                     9.5      21.7      33.4      47.8      65.8      86.5     109.8
                                                    ------    ------    ------    ------    ------    ------    ------

TOTAL EQUITY                                         165.8     190.6     215.9     244.9     278.7     316.4     358.1

TOTAL LIABILITIES & EQUITY                          $387.3    $404.2    $430.0    $463.1    $501.2    $543.4    $589.8
                                                    ======    ======    ======    ======    ======    ======    ======

-------------------------------------------------------------------------------------------------------------------------
                                   check                 0         0         0         0         0         0         0
-------------------------------------------------------------------------------------------------------------------------

Note: Operating Working Capital (excluding cash)     $83.2     $90.4     $92.5    $100.3    $108.5    $117.1    $126.1

-------------------------------------------------------------------------------------------------------------------------
Operating Assumptions

  Inventory Turnover                                   2.1 x     2.1 x     2.1 x     2.1 x     2.1 x     2.1 x     2.1 x
  Avg. Inventory per Store ($000)                    296.1     297.3     290.8     285.9     290.3     295.1     300.2
  Prepaid Expenses (% of sales)                       0.5%      0.5%      0.5%      0.5%      0.5%      0.5%      0.5%
  Other Current Assets (% of sales)                   0.3%      0.3%      0.3%      0.3%      0.3%      0.3%      0.3%
  Payables Days Outstanding                           28.5      28.5      28.5      28.5      28.5      28.5      28.5
  Other Current Liabilities (% of sales)              2.5%      2.5%      2.5%      2.5%      2.5%      2.5%      2.5%
  Net Working Capital (% of sales)                   20.0%     22.5%     26.9%     33.1%     36.8%     40.4%     43.9%
-------------------------------------------------------------------------------------------------------------------------

(1) Existing mortgage debt and capital lease obligations.
(2) Unsecured loans due from officer.

SBC Warburg Dillon Read Inc.                                 Highly Confidential
--------------------------------------------------------------------------------
----------------------------
Scenario: MDP Base Case
----------------------------

                                               Pro                                     Projected
                                     Actual   Forma                               Years Ending Dec. 31,
Projected Cash Flow Statement        ------   -----   -----------------------------------------------------------------------------
(dollars in millions)                 1996    1997    1998    1999    2000    2001    2002    2003    2004    2005    2006    2007
                                     ------   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Cash Flow from Operating Activities
  Net Income to Common                $11.5   $(8.1)  $(3.9)  $ 0.6   $ 4.2   $ 8.4   $12.3   $11.7   $14.5   $18.0   $20.6   $23.3
    Depreciation & Amortization         4.9     4.0     4.5     5.1     5.7     6.3     7.0     7.7     8.2     4.9     5.4     6.0
    Increase/(Decrease) in Deferred
     Taxes                             (0.4)   (0.1)    0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0
    Goodwill Amortization               0.0     5.9     5.9     5.9     5.9     5.9     5.9     5.9     5.9     5.9     5.9     5.9
    Financing Fee Amortization          0.0     1.3     1.3     1.3     1.3     1.3     1.3     1.3     1.3     0.0     0.0     0.0
                                        0.0     9.2     9.2     9.9    10.7    11.6    12.5    13.5    14.6    15.8    17.0    18.4
                                      -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
  Cash from Operations                 16.1    12.3    17.0    22.8    27.7    33.5    39.0    40.1    44.4    44.6    49.0    53.6

  Changes in Working Capital
    (Increase)/Decrease in Inventory  (23.1)  (15.0)   (6.4)  (11.0)  (10.2)  (10.6)  (11.2)   (3.2)  (12.1)  (12.7)  (13.3)  (13.9)
    (Increase)/Decrease in Prepaid
     Expenses                          (0.1)   (0.6)   (0.2)   (0.2)   (0.2)   (0.2)   (0.2)   (0.1)   (0.2)   (0.2)   (0.2)   (0.3)
    (Increase)/Decrease in Other
     Current Assets                    (0.3)   (0.2)   (0.1)   (0.1)   (0.1)   (0.1)   (0.1)   (0.0)   (0.1)   (0.1)   (0.1)   (0.2)
    (Increase)/Decrease in Other
     Assets                            (0.3)    2.8     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0
    Increase/(Decrease) in Accounts
     Payable                            9.8     2.5     3.1     3.2     3.0     3.1     3.3     0.9     3.5     3.7     3.9     4.0
    Increase/(Decrease) in Other
     Current Liabilities                7.9    (6.2)    1.0     1.0     0.9     1.0     1.0     0.3     1.1     1.2     1.2     1.3
                                      -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
  Net Change in Working Capital        (5.9)  (16.7)   (2.6)   (7.1)   (6.6)   (6.9)   (7.3)   (2.1)   (7.8)   (8.2)   (8.6)   (9.0)

  Total Cash Flow from Operating
   Activities                         $10.1   $(4.4)  $14.3   $15.7   $21.2   $26.7   $31.8   $38.0   $36.6   $36.4   $40.4   $44.7

Cash Flow from Investing Activities
  Cash Expenditures                           $(4.7)  $(5.2)  $(5.8)  $(6.1)  $(6.5)  $(7.0)  $(7.1)  $(7.5)  $(8.0)  $(8.5)  $(9.0)

Cash Flow from Financing Activities
  Scheduled Debt Repayments
    Existing Debt                                      (0.8)   (0.8)   (0.8)   (0.8)   (0.8)    0.0     0.0     0.0     0.0     0.0
    Senior Unsecured Debt A                            (6.9)  (11.5)  (16.1)  (11.5)    0.0     0.0     0.0     0.0     0.0     0.0
    Senior Unsecured Debt B                            (0.6)   (0.6)   (0.6)   (0.6)   (0.6)   (0.6)   (0.6)   (0.6)   (0.6)   (0.6)
    Subordinated Debt                                   0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0
                                                      -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
  Total Scheduled Debt Repayments                      (8.3)  (12.9)  (17.5)  (12.9)   (1.4)   (0.6)   (0.6)   (0.6)   (0.6)   (0.6)

NET CHANGE IN CASH BEFORE REVOLVER                      0.8    (3.0)   (2.5)    7.2    23.4    30.3    28.4    27.8    31.3    35.0

  (Repayment)/Borrowing from Revolver                  (0.8)    3.0     2.5    (7.2)  (10.9)    0.0     0.0     0.0     0.0     0.0

NET CHANGE IN CASH                                    $ 0.0   $ 0.0   $ 0.0   $ 0.0   $12.5   $30.3   $28.4   $27.8   $31.3   $35.0
                                                      =====   =====   =====   =====   =====   =====   =====   =====   =====   =====
REVOLVER BALANCE                                       12.6    15.6    18.1    10.9     0.0     0.0     0.0     0.0     0.0     0.0

SBC Warburg Dillon Read Inc.                                Highly Confidential
-------------------------------------------------------------------------------
  ------------------------
  Scenario:  MDP Base Case
  ------------------------

  Projected Asset Schedule
  (dollars in millions)

-----------------------------------------------------------------------------------------------------------------------------------
PP&E Schedule                                                                                 Projections
                                      Actual               Pro Forma                      Year Ending Dec. 31,
                                      ------               ---------  -------------------------------------------------------------
                                       1996   Adjustments     1997     1998    1999    2000    2001    2002    2003    2004    2005
                                      ------  -----------  ---------  -----   -----   -----   -----   -----   -----   -----   -----
  Beginning PP&E                      $31.1                  $30.4    $31.0   $31.7   $32.4   $32.9   $33.1   $33.1   $32.5   $31.9
     Plus: Capital Expenditures         4.2                    4.7      5.2     5.8     6.1     6.5     7.0     7.1     7.5     8.0
     Less: Depreciation                (4.9)                  (4.0)    (4.5)   (5.1)   (5.7)   (6.3)   (7.0)   (7.7)   (8.2)   (4.9)
                                      -----                  -----    -----   -----   -----   -----   -----   -----   -----   -----
  Ending PP&E                          30.4                   31.0     31.7    32.4    32.9    33.1    33.1    32.5    31.9    35.0

  Capital Expenditures as % of Sales    1.6%                   1.5%     1.4%    1.4%    1.4%    1.4%    1.3%    1.3%    1.3%    1.3%
  Depreciation as % of Sales            1.9%                   1.3%     1.3%    1.3%    1.3%    1.3%    1.3%    1.4%    1.4%    0.8%

PP&E Schedule                             Projections
                                      Year Ending Dec. 31,
                                      --------------------
                                       2006           2007
                                      -----          -----
  Beginning PP&E                      $35.0          $38.0
     Plus: Capital Expenditures         8.5            9.0
     Less: Depreciation                (5.4)          (6.0)
                                      -----          -----
  Ending PP&E                          38.0           41.0

  Capital Expenditures as % of Sales    1.3%           1.2%
  Depreciation as % of Sales            0.8%           0.8%
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Capital Expenditure Schedule                                                            Projections
                                                                                    Year Ending Dec. 31,
                                                         -------------------------------------------------------------------------
                                                         1997   1998   1999   2000   2001   2002   2003   2004   2005  2006   2007
                                                         ----   ----   ----   ----   ----   ----   ----   ----   ----  ----   ----
  Number of New Stores                                     29     32     35     35     35     35     35     35     35    35     35
  New Store-related CapX         $50,000 per store       $1.5   $1.6   $1.8   $1.8   $1.8   $1.8   $1.8   $1.8   $1.8  $1.8   $1.8
  Other CapX                       1.0% of net sales      3.2    3.6    4.0    4.4    4.8    5.2    5.3    5.8    6.3   6.8    7.3
                                                         ----   ----   ----   ----   ----   ----   ----   ----   ----  ----   ----
     Total                                                4.7    5.2    5.8    6.1    6.5    7.0    7.1    7.5    8.0   8.5    9.0
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Depreciation Schedule                                                                     Projections
                                                                                      Year Ending Dec. 31,
                                       Book          PP&E Base/ ----------------------------------------------------------------
                                       Life   Year   New CapX   1997  1998  1999  2000  2001  2002  2003  2004  2005  2006  2007
                                       ----   ----   ---------  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
  Asset Base
  Projected Capital Expenditures        8.0   1996     $30.4    $3.8  $3.8  $3.8  $3.8  $3.8  $3.8  $3.8  $3.8
                                       10.0   1997       4.7     0.2   0.5   0.5   0.5   0.5   0.5   0.5   0.2   0.2   0.2   0.2
                                              1998       5.2           0.3   0.5   0.5   0.5   0.5   0.5   0.5   0.3   0.3   0.3
                                              1999       5.8                 0.3   0.6   0.6   0.6   0.6   0.6   0.6   0.3   0.3
                                              2000       6.1                       0.3   0.6   0.6   0.6   0.6   0.6   0.6   0.3
                                              2001       6.5                             0.3   0.7   0.7   0.7   0.7   0.7   0.7
                                              2002       7.0                                   0.3   0.7   0.7   0.7   0.7   0.7
                                              2003       7.1                                         0.4   0.7   0.7   0.7   0.7
                                              2004       7.5                                               0.4   0.8   0.8   0.8
                                              2005       8.0                                                     0.4   0.8   0.8
                                              2006       8.5                                                           0.4   0.9
                                              2007       9.0                                                                 0.5
                                                                ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
  Total Depreciation                                            $4.0  $4.5  $5.1  $5.7  $6.3  $7.0  $7.7  $8.2  $4.9  $5.4  $6.0
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Goodwill Schedule                                                                             Projections
                                                                                         Years Ending Dec. 31,
                                                         Pro Forma   -----------------------------------------------------------
  Amortization Period (Years)      40.0      Adjustments    1997     1998     1999     2000     2001     2002     2003     2004
                                             ----------- ---------  ------   ------   ------   ------   ------   ------   ------
  Beginning Gross Balance                      $  0.0     $  0.0    $235.7   $229.8   $223.9   $218.0   $212.1   $206.2   $200.3
    Additions/(Writeoffs)                       235.7      235.7       0.0      0.0      0.0      0.0      0.0      0.0      0.0
    Amortization                                 (5.9)      (5.9)     (5.9)    (5.9)    (5.9)    (5.9)    (5.9)    (5.9)    (5.9)
                                                          ------    ------   ------   ------   ------   ------   ------   ------
  Ending Gross Balance                                     235.7     229.8    223.9    218.0    212.1    206.2    200.3    194.5

Goodwill Schedule                                      Projections
                                                   Years Ending Dec. 31,
                                                  ----------------------
  Amortization Period (Years)                      2005    2006    2007
                                                  ------  ------  ------
  Beginning Gross Balance                         $194.5  $188.6  $182.7
    Additions/(Writeoffs)                            0.0     0.0     0.0
    Amortization                                    (5.9)   (5.9)    5.9
                                                  ------  ------  ------
  Ending Gross Balance                             188.6   182.7   176.8
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Financing Fee Schedule                                                                        Projections
                                                                                         Years Ending Dec. 31,
                                                         Pro Forma   -----------------------------------------------------------
  Amortization Period (Years)      7.0       Adjustments    1997     1998     1999     2000     2001     2002     2003     2004
                                             ----------- ---------  -----    -----    -----    -----    -----    -----    -----
  Beginning Gross Balance                       $ 0.0      $ 0.0    $ 9.0    $ 7.7    $ 6.4    $ 5.1    $ 3.9    $ 2.6    $ 1.3
    Additions/(Writeoffs)                         9.0        9.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0
    Amortization                                 (1.3)      (1.3)    (1.3)    (1.3)    (1.3)    (1.3)    (1.3)    (1.3)    (1.3)
                                                           -----    -----    -----    -----    -----    -----    -----    -----
  Ending Gross Balance                                       9.0      7.7      6.4      5.1      3.9      2.6      1.3      0.0

Financing Fee Schedule                                  Projections
                                                   Years Ending Dec. 31,
                                                   ---------------------
  Amortization Period (Years)                      2005    2006    2007
                                                   ----    ----    ----
  Beginning Gross Balance                          $0.0    $0.0    $0.0
    Additions/(Writeoffs)                           0.0     0.0     0.0
    Amortization                                    0.0     0.0     0.0
                                                   ----    ----    ----
  Ending Gross Balance                              0.0     0.0     0.0
-----------------------------------------------------------------------------------------------------------------------------------

SBC Warburg Dillon Read Inc.                                 Highly Confidential
--------------------------------------------------------------------------------

Scenario: MDP Base Case


Projected Financing Schedule
(dollars in millions)

Interest Rates

  Existing Mortgage Debt               7.755%
  Revolving Credit Facility            8.250%
  Senior Unsecured Notes A             8.250%
  Senior Unsecured Notes B             9.000%
  Subordinated Debt                   10.750%
  Preferred Equity                     8.000%

                                                                                              Projections
                              Estimated                  Pro Forma                      Year Ending December 31,
                              ---------                  ---------   ------------------------------------------------------------
Financing Type                   1997      Adjustments      1997      1998     1999     2000     2001     2002     2003     2004
                              ---------    -----------   ---------   ------   ------   ------   ------   ------   ------   ------
  Existing Debt
     Operating Balance             $4.0            0.0    $  4.0     $  4.0   $  3.2   $  2.4   $  1.6   $  0.8   $  0.0   $  0.0
     Principal Payment              0.0            0.0       0.0       (0.8)    (0.8)    (0.8)    (0.8)    (0.8)     0.0      0.0
                                   ----                   ------     ------   ------   ------   ------   ------   ------   ------
     Closing Balance                4.0                      4.0        3.2      2.4      1.6      0.8      0.0      0.0      0.0
     Interest Payment                                        0.3        0.3      0.2      0.2      0.1      0.0      0.0      0.0
     Principal Repayment %                                             20.0%    20.0%    20.0%    20.0%    20.0%     0.0%     0.0%

  Revolving Credit Facility
     Opening Balance               $0.0         $ 13.5    $ 13.5     $ 13.5   $ 12.6   $ 15.6   $ 18.1   $ 10.9   $  0.0   $  0.0
     (Repayment)/Borrowing          0.0            0.0       0.0       (0.8)     3.0      2.5     (7.2)   (10.9)     0.0      0.0
                                   ----                   ------     ------   ------   ------   ------   ------   ------   ------
     Closing Balance                0.0                     13.5       12.6     15.6     18.1     10.9      0.0      0.0   $  0.0

     Average Revolver Balance      $0.0         $ 24.5(1) $ 24.5(1)  $ 26.3   $ 29.3   $ 32.0   $ 34.9   $ 38.0   $ 38.8   $ 42.1
     Inventory Growth (%)                                               7.1%    11.4%     9.4%     9.0%     8.7%     2.3%     8.5%
     Less: Net Change in Cash       0.0            0.0       0.0        0.0      0.0      0.0      0.0     12.5     30.3     28.4
                                   ----                   ------     ------   ------   ------   ------   ------   ------   ------
     Net Average Revolver Balance   0.0                     24.5       26.3     29.3     32.0     34.9     50.5     69.2     70.6
     Interest Payment                                        3.1        3.2      3.6      4.0      4.1      4.6      5.7      5.8

  Senior Unsecured Debt A
     Opening Balance               $0.0         $ 46.0    $ 46.0     $ 46.0   $ 39.1   $ 27.6   $ 11.5    ($0.0)   ($0.0)   ($0.0)
     Principal Payment              0.0            0.0       0.0       (6.9)   (11.5)   (16.1)   (11.5)     0.0      0.0      0.0
                                   ----                   ------     ------   ------   ------   ------   ------   ------   ------
     Closing Balance                0.0                     46.0       39.1     27.6     11.5     (0.0)    (0.0)    (0.0)    (0.0)
     Interest Payment                                        3.8        3.5      2.8      1.6      0.5     (0.0)    (0.0)    (0.0)
     Principal Repayment %                                   0.0%      15.0%    25.0%    35.0%    25.0%     0.0%     0.0%     0.0%

  Senior Unsecured Debt B
     Opening Balance               $0.0         $ 60.0    $ 60.0     $ 60.0   $ 59.4   $ 58.8   $ 58.2   $ 57.6   $ 57.0   $ 56.4
     Principal Payment              0.0            0.0       0.0       (0.6)    (0.6)    (0.6)    (0.6)    (0.6)    (0.6)    (0.6)
                                   ----                   ------     ------   ------   ------   ------   ------   ------   ------
     Closing Balance                0.0                     60.0       59.4     58.8     58.2     57.6     57.0     56.4     55.8
     Interest Payment                                        5.4        5.4      5.3      5.3      5.2      5.2      5.1      5.0
     Principal Repayment %                                   0.0%       1.0%     1.0%     1.0%     1.0%     1.0%     1.0%     1.0%

  Subordinated Debt
     Opening Balance               $0.0         $100.0    $100.0     $100.0   $100.0   $100.0   $100.0   $100.0   $100.0   $100.0
     Principal Payment              0.0            0.0       0.0        0.0      0.0      0.0      0.0      0.0      0.0      0.0
                                   ----                   ------     ------   ------   ------   ------   ------   ------   ------
     Closing Balance                0.0                    100.0      100.0    100.0    100.0    100.0    100.0    100.0    100.0
     Interest Payment                                       10.8       10.8     10.8     10.8     10.8     10.8     10.8     10.8
     Principal Repayment %                                   0.0%       0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%

  Investor Preferred Equity
     Opening Balance               $0.0         $115.0    $115.0     $115.0   $124.2   $134.1   $144.9   $156.5   $169.0   $182.5
     Dividend Payment (PIK)                        0.0       9.2        9.2      9.9     10.7     11.6     12.5     13.5     14.6
     Additions/(Redemptions)        0.0            0.0       0.0        0.0      0.0      0.0      0.0      0.0      0.0      0.0
                                   ----                   ------     ------   ------   ------   ------   ------   ------   ------
     Closing Balance                0.0                    115.0      124.2    134.1    144.9    156.5    169.0    182.5    197.1

                                         Projections
                                   Year Ending December 31,
                                 --------------------------
Financing Type                    2005      2006      2007
                                 ------    ------    ------
  Existing Debt
     Operating Balance           $  0.0    $  0.0    $  0.0
     Principal Payment              0.0       0.0       0.0
                                 ------    ------    ------
     Closing Balance                0.0       0.0       0.0
     Interest Payment               0.0       0.0       0.0
     Principal Repayment %          0.0%      0.0%      0.0%

  Revolving Credit Facility
     Opening Balance             $  0.0    $  0.0    $  0.0
     (Repayment)/Borrowing          0.0       0.0       0.0
                                 ------    ------    ------
     Closing Balance                0.0       0.0       0.0

     Average Revolver Balance    $ 45.6    $ 49.2    $ 52.9
     Inventory Growth (%)           8.2%      7.9%      7.7%
     Less: Net Change in Cash      27.8%     31.3      35.0
                                 ------    ------    ------
     Net Average Revolver Balanc   73.3      80.5      88.0
     Interest Payment               6.0       6.6       7.3

  Senior Unsecured Debt A
     Opening Balance              ($0.0)    ($0.0)    ($0.0)
     Principal Payment              0.0       0.0       0.0
                                 ------    ------    ------
     Closing Balance               (0.0)     (0.0)     (0.0)
     Interest Payment              (0.0)     (0.0)     (0.0)
     Principal Repayment %          0.0%      0.0%      0.0%

  Senior Unsecured Debt B
     Opening Balance             $ 55.8    $ 55.2    $ 54.6
     Principal Payment             (0.6)     (0.6)     (0.6)
                                 ------    ------    ------
     Closing Balance               55.2      54.6      54.0
     Interest Payment               5.0       4.9       4.9
     Principal Repayment %          1.0%      1.0%      1.0%

  Subordinated Debt
     Opening Balance             $100.0    $100.0    $100.0
     Principal Payment              0.0       0.0       0.0
                                 ------    ------    ------
     Closing Balance              100.0     100.0     100.0
     Interest Payment              10.8      10.8      10.8
     Principal Repayment %          0.0%      0.0%      0.0%

  Investor Preferred Equity
     Opening Balance             $197.1    $212.9    $229.9
     Dividend Payment (PIK)        15.8      17.0      18.4
     Additions/(Redemptions)        0.0       0.0       0.0
                                 ------    ------    ------
     Closing Balance              212.9     229.9     248.3

(1) Twelve months ending 6/30/97.

SBC Warburg Dillon Read Inc.                                 Highly Confidential
--------------------------------------------------------------------------------

Leveraged Recapitalization Analysis
(dollars in millions)

                                                                      Cash Dividend per Share
                                    --------------------------------------------------------------------------------------------
                                         $12.00             $13.00             $14.00              $15.00            $16.00
                                     ---------------    ---------------    ---------------     ---------------   ---------------
  Total Cash Dividend                         $155.8             $168.8             $181.8              $194.7            $207.7

  1997E Net Income                              20.4               20.4               20.4                20.4              20.4
  Less: After Tax Interest Expense
      on Debt                                    9.6               10.4               11.2                12.0              12.8
                                     ---------------    ---------------    ---------------     ---------------   ---------------
  Pro Forma Net Income                          10.8               10.0                9.2                 8.4               7.6

  Earnings per Share                          $ 0.83             $ 0.77             $ 0.71              $ 0.64            $ 0.58
  1997E Price/Earnings Multiple  (1)            15.2 x             15.2               15.2                15.2              15.2

  Implied Trading Price Per Share             $12.61             $11.67             $10.74              $ 9.80            $ 8.87
    Plus: Dividend per Share                    12.0               13.0               14.0                15.0              16.0

  Implied Total Value Per Share               $24.61             $24.67             $24.74              $24.80            $24.87

  1997E EBIT/Interest                            3.6 x              3.3 x              3.1 x               2.9 x             2.7 x
  1997E EBITDA/Interest                          4.0                3.8                3.5                 3.4               3.2
  1997E Total Debt/EBITDA                       4.03               4.25               4.68                4.99              5.30

-----------------------------------------------------------
(1) Multiple of 1997E earnings prior to 8/14/97 acquisition announcement.



                   Selected Comparable Industry Acquisitions

                                                                                                         Offer for
  Date                                                                                                    Assets
Announced  Acquiror/Target                           Business of Target                   Form            ($ mil)
---------  --------------------------------------    ----------------------------------   -----------     --------
07/03/97   BAA PLC                                   Owns and operates duty free shops    Merger          $736.4
             Duty Free International Inc.

11/27/96   J.W. Childs (Investor Group)              Tractor and hardware stores          NA                  NA
             Central Tractor

11/12/96   Leonard Green Partners (Investor Group)   Pool supply stores                   Merger           133.8
             Leslie's Poolmart

10/21/96   Brylane LP (The Limited, Inc.)            Discount women's clothing catalog    Merger           388.3
             Chadwick's of Boston Ltd. (TJX Co.)     unit of discount retailer

09/09/96   Phar-Mar, Inc.                            Owns and operates variety stores     Stock swap       923.7
             ShopKo Stores, Inc.

03/25/96   Consolidated Stores Corp                  Owns and operates toy and hobby      Purchase of      315.0
             Kay-Bee Toy & Hobby Shops, Inc.         stores                               assets

01/16/96   Dollar Tree Stores, inc.                  Owns and operates discount variety   Purchase of       62.8
             Terrific Promotions, Inc.               stores                               stock

10/13/95   TJX Companies Inc                         Operates family clothing stores      Purchase of      589.9
             Marshall's Inc. (Melville Corp)                                              stock

08/15/95   Investor Group                            Chain of discount women's clothing   Purchase of       13.0
             TJX Companies Inc-Hit or Miss           stores                               assets

10/27/94   Investor Group                            Owns and operates discount stores    Open market         NA
             Family Dollar Stores                                                         purchase

06/16/93   CostCo Wholesale Corp.                    Owns and operates membership         Merger         2,224.7
             Price Co.                               warehouses

04/16/92   Value City Department Stores              Owns and operates discount           Purchase of       23.1
             Gee Bee Department Stores               department stores                    assets

                                                                                                          Offer for Assets to:
                                                                                                   --------------------------------
                                                                                                                            Latest
  Date                                                                                               LTM    LTM      LTM      Net
Announced  Acquiror/Target                          Business of Target                  Form       Revenue  EBIT    EBITDA  Assets
---------  --------------------------------------   ----------------------------------  --------   -------  ----    ------  -------
07/03/97   BAA PLC                                  Owns and operates duty free shops   Merger     1.26 x  18.22 x  13.34 x   2.54 x
             Duty Free International Inc.

11/27/96   J.W. Childs (Investor Group)             Tractor and hardware stores         NA          0.6     11.8      9.3       NA
             Central Tractor

11/12/96   Leonard Green Partners (Investor Group)  Pool supply stores                  Merger      0.7     13.1      9.2      1.9
             Leslie's Poolmart

10/21/96   Brylane LP (The Limited, Inc.)           Discount women's clothing catalog   Merger     0.81    11.35       NA     3.14
             Chadwick's of Boston Ltd. (TJX Co.)    unit of discount retailer

09/09/96   Phar-Mar, Inc.                           Owns and operates variety stores    Stock      0.45     9.56     6.03     1.10
             ShopKo Stores, Inc.                                                        swap

03/25/96   Consolidated Stores Corp                 Owns and operates toy and hobby     Purchase   0.29    17.70       NA     1.16
             Kay-Bee Toy & Hobby Shops, Inc.        stores                              of assets

01/16/96   Dollar Tree Stores, inc.                 Owns and operates discount variety  Purchase   0.55    13.35    11.11     3.92
             Terrific Promotions, Inc.              stores                              of stock

10/13/95   TJX Companies Inc                        Operates family clothing stores     Purchase    0.2     19.1      6.7      0.9
             Marshall's Inc. (Melville Corp)                                            of stock

08/15/95   Investor Group                           Chain of discount women's clothing  Purchase     NA       NA       NA       NA
             TJX Companies Inc-Hit or Miss          stores                              of assets

10/27/94   Investor Group                           Owns and operates discount stores   Open       0.49     6.17     5.29     1.98
             Family Dollar Stores                                                       market
                                                                                        purchase

06/16/93   CostCo Wholesale Corp.                   Owns and operates membership        Merger     0.28    11.00     8.25     2.56
             Price Co.                              warehouses

04/16/92   Value City Department Stores             Owns and operates discount          Purchase   0.16     6.42     4.05       NM
             Gee Bee Department Stores              department stores                   of assets

                                                                                                              Offer for Equity to:
                                                                                                   Offer for  --------------------
  Date                                                                                               Equity    LTM Net      Book
Announced  Acquiror/Target                          Business of Target                  Form        ($ mil)    Income      Value
---------  --------------------------------------   ----------------------------------  ----------- --------  ---------   --------
07/03/97   BAA PLC                                  Owns and operates duty free shops   Merger        $675.3    30.85 x     2.95 x
             Duty Free International Inc.

11/27/96   J.W. Childs (Investor Group)             Tractor and hardware stores         NA                NA     20.8        1.7
             Central Tractor

11/12/96   Leonard Green Partners (Investor Group)  Pool supply stores                  Merger         100.7     23.0        2.6
             Leslie's Poolmart

10/21/96   Brylane LP (The Limited, Inc.)           Discount women's clothing catalog   Merger         328.0    25.43       5.17
             Chadwick's of Boston Ltd. (TJX Co.)    unit of discount retailer

09/09/96   Phar-Mar, Inc.                           Owns and operates variety stores    Stock swap     625.5    16.12       1.48
             ShopKo Stores, Inc.

03/25/96   Consolidated Stores Corp                 Owns and operates toy and hobby     Purchase of       NA       NA         NA
             Kay-Bee Toy & Hobby Shops, Inc.        stores                              assets

01/16/96   Dollar Tree Stores, inc.                 Owns and operates discount variety  Purchase of     54.6    13.28       6.94
             Terrific Promotions, Inc.              stores                              stock

10/13/95   TJX Companies Inc                        Operates family clothing stores     Purchase of    599.3     39.2        1.0
             Marshall's Inc. (Melville Corp)                                            stock

08/15/95   Investor Group                           Chain of discount women's clothing  Purchase of     13.0       NA         NA
             TJX Companies Inc-Hit or Miss          stores                              assets

10/27/94   Investor Group                           Owns and operates discount stores   Open market     24.5     9.95       1.98
             Family Dollar Stores                                                       purchase

06/16/93   CostCo Wholesale Corp.                   Owns and operates membership        Merger       1,666.2    15.05       1.92
             Price Co.                              warehouses

04/16/92   Value City Department Stores             Owns and operates discount          Purchase of       NA       NA         NA
             Gee Bee Department Stores              department stores                   assets

Source: Securities Data Company


-------------------------------------------------------------------------------------------
Average            0.53 x     12.52 x     8.14 x     2.14 x               21.52 x    2.86 x
Median             0.49       11.80       8.25       1.96                 20.80      1.98
High               1.26       19.09      13.34       3.92                 39.17      6.94
Low                0.16        6.17       4.05       0.94                  9.95      1.48
# in calc.           11          11          9          9                     9         9
-------------------------------------------------------------------------------------------

SBC Warburg Dillon Read Inc.                                 Highly Confidential
--------------------------------------------------------------------------------

Weighted Average Cost of Capital Calculation
(dollars in millions)

Estimation of Unlevered Asset Beta


                                                              Net     Market Value        D/        ME/       Unlevered
                                        Equity Beta(1)      Debt(D)    Equity (ME)     (D+ME)      (D+ME)     Asset Beta
                                        ---------------     -------   ------------    --------    --------   ------------
  Consolidated Stores                             1.30 x     $381.3       $3,370.1       10.2%       89.8%          1.19 x
  MacFrugal's Bargain-Closeouts                   0.90       $  3.0       $  745.1        0.4%       99.6%          0.90
  Mazel Stores                                    1.28       $  2.5       $  210.9        1.2%       98.8%          1.27
  Ross Stores                                     1.25       $  3.0       $1,584.0        0.2%       99.8%          1.25
  TJX Companies                                   1.50       $ 26.0       $4,654.8        0.6%       99.4%          1.49
                                                                                                             -----------
                                                                                                                    1.22

Estimation of Weighted Average Cost of Capital

D/(D+ME)                                      0.0%           10.0%       20.0%
                                        ---------------     -------   ------------
  Implied Equity Beta          (2)               1.22 x       1.32 x         1.43 x

  Average Yield 3-Month T-Bills (9/1/97)         5.21%        5.21%          5.21%
  Average Yield 30-Year T-Bonds (9/1/97)         6.61%        6.61%          6.61%

  Cost of Equity over T-Bills  (3)               18.6%        19.7%          20.9%
  Cost of Equity over T-Bonds  (4)               18.3%        19.3%          20.3%
                                        ---------------     -------   ------------
  Average Cost of Equity                         18.4%        19.5%          20.6%

  After-Tax Cost of Debt       (5)               5.40%        5.40%          5.40%

Weighted Average Cost of Capital
  Based on T-Bills                               18.6%        18.3%          17.8%
  Based on T-Bonds                               18.3%        17.9%          17.3%
                                        ---------------     -------   ------------
     Average                                     18.4%        18.1%          17.5%

---------------------------------------
(1) Source: Value Line.
(2) Assumes a debt beta of 0.17 as given by Reilly and Joehnk in The Journal of Finance, December 1976, Table 1, p. 1394. Unlevered asset beta calculated as: [(D/(D+ME))* Debt Beta + (ME/(D+ME)) * (Equity Beta]. Equity beta under the hypothetical capital structures calculated as:[Asset Beta + (D/ME) * (Asset Beta - Debt Beta)].
(3) Cost of equity over T-bills calculated as: [(Equity Beta* (8.90% + 2.06)) + 5.21%]. The 8.90% figure is the short-horizon expected equity risk premium (large company stock total returns minus U.S. Treasury bill total returns; the 2.06% figure is the expected low-capitalization equity size premium for deciles 7-8; averages based on annual data from 1926 to 1996) according to SBBI 1997 Yearbook (Ibbotson Associates). The 5.21% figure, our proxy for the risk-free rate, is the average yield on 30-Year Treasury Bills on 9/1/97.
(4) Cost of equity over T-bonds calculated as:[(Equity Beta* (7.50% + 2.06)) + 6.61%]. The 7.50% figure is the long-horizon expected equity risk premium (large company stock total returns minus long-term government bond income returns; the 2.06% figure is the expected low-capitalization equity size premium for deciles 7-8; averages based on annual data from 1926 to 1996). according to SBBI 1997 Yearbook (Ibbotson Associates). The 6.61% figure, our proxy for the risk-free rate, is the average yield on 30-Year Treasury Bonds on 9/1/97.
(5) Pretax costs of debt were taken as the average yields for different classes of bonds on Bloomberg on 9/1/97. These were taxed at a rate of 40.0%, which approximates the average Federal and State tax rates for the period beginning 1/1/93 under the Tax Reform Act of 1993.